                                 EXHIBIT 10.8



                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                      DIGITAL DIRECTORY ASSISTANCE, INC.,

                               CLAUDE M. SCHOCH,

                               ROBERT N. SNYDER,

                               PHILIP E. HIXON,

                                      AND

                 AMERICAN BUSINESS INFORMATION MARKETING, INC.

                                      AND

                      AMERICAN BUSINESS INFORMATION, INC.


                              SEPTEMBER 10, 1996

                               TABLE OF CONTENTS
                               -----------------

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                                                                            Page
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ARTICLE I -- DEFINITIONS......................................................1
     1.1     Certain Definitions..............................................1
     1.2     Directly or Indirectly; Without Limitation.......................9

ARTICLE II -- PURCHASE AND SALE OF SELLER'S BUSINESS..........................9
     2.1     Purchased Assets.................................................9
     2.2     Excluded Assets..................................................10
     2.3     Assumed Liabilities..............................................11
     2.4     Excluded Liabilities.............................................12
     2.5     Title to the Purchased Assets; Documents of Conveyance...........13
     2.6     Closing..........................................................13
     2.7     Third Party Consents.............................................14

ARTICLE III -- CONSIDERATION AND PAYMENT......................................15
     3.1     Consideration....................................................15
     3.2     Payment at Closing...............................................15
     3.3     Post-Closing Adjustments.........................................15
     3.4     Calculation of Post-Closing Payments.............................19
     3.5     Legend...........................................................21
     3.6     Liquidation of Seller............................................21
     3.7     Pre-Closing Receivables..........................................21

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES
OF THE SELLING PARTIES........................................................22
     4.1     Organization and Good Standing...................................22
     4.2     Subsidiaries.....................................................22
     4.3     Due Authorization................................................22
     4.4     Financial Statements; Assumed Liabilities........................23
     4.5     Absence of Changes or Events.....................................23
     4.6     Personal Property; Principal Tangible Assets; Inventory..........25
     4.7     Real Property....................................................26
     4.8     Licenses and Permits.............................................27
     4.9     Intellectual Property............................................27
    4.10     Compliance with Laws and Other Instruments.......................28
    4.11     Insurance........................................................29
    4.12     Employee Benefits................................................29
    4.13     Contracts and Agreements.........................................31
    4.14     Claims and Proceedings...........................................32

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

4.15  Taxes...................................................................32
4.16  Personnel...............................................................33
4.17  Business Relations......................................................33
4.18  Accounts Receivable.....................................................33
4.19  Books and Records.......................................................34
4.20  Product Warranty........................................................34
4.21  Brokers.................................................................34
4.22  Interests of Affiliates in Competitors, Suppliers, Customers............34
4.23  Indebtedness To and From Officers, Directors, Shareholders, and
       Employees; Affiliate Transactions......................................34
4.24  Undisclosed Liabilities.................................................34
4.25  Bank Accounts...........................................................35
4.26  Reserved................................................................35
4.27  Powers of Attorney......................................................35
4.28  Securities Matters......................................................35
4.29  Product Liability.......................................................36
4.30  Hart-Scott Rodino.......................................................36
4.31  Information Furnished...................................................36
4.32  Software Warrant........................................................37


ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF
BUYER AND PARENT..............................................................37
5.1   Organization and Good Standing..........................................37
5.2   Due Authorization.......................................................37
5.3   Capitalization..........................................................38
5.4   Conflicting Agreements and Charter Provisions...........................38
5.5   Changes Since Most Recent Audited Financial Statements..................38
5.6   No Brokers..............................................................39
5.7   Litigation..............................................................39
5.8   Default.................................................................39
5.9   No Comparable Securities................................................39
5.10  SEC Filings.............................................................39
5.11  Information Furnished...................................................40
5.12  Availability of Funds...................................................40
5.13  ABI Shares..............................................................40
5.14  Reliance................................................................40

ARTICLE VI -- PRE-CLOSING RECEIVABLES.........................................40
6.1   Reasonable Best Efforts; Further Assurances.............................40
6.2   Access to Records After Closing.........................................41
6.3   Bulk Sales Compliance...................................................41
6.4   Certain Employee Matters................................................41

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6.5    Allocation of Purchase Price...........................................42
6.6    Name Change............................................................42
6.7    Sales, Use, Transfer and Other Taxes...................................42


ARTICLE VII -- ADDITIONAL COVENANTS...........................................43
7.1    No Comparable Securities; No Market for Note...........................43


ARTICLE VIII -- DOCUMENTS DELIVERED AT CLOSING................................43
8.1    Documents Delivered by the Selling Parties at Closing..................43
8.2    Documents Delivered by the ABI Parties.................................44


ARTICLE IX -- INDEMNIFICATION.................................................45
9.1    Indemnification of Buyer...............................................45
9.2    Indemnification by the ABI Parties.....................................46
9.3    Limitations on Indemnification.........................................46
9.4    Calculation of Losses..................................................47
9.5    Cooperation............................................................48


ARTICLE X -- SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................50
10.1   Several Liability......................................................50
10.2   Survival...............................................................50


ARTICLE XI -- MISCELLANEOUS...................................................50
11.1   Modifications; Waiver..................................................50
11.2   Notices................................................................51
11.3   Counterparts; Delivery.................................................53
11.4   Expenses...............................................................53
11.5   Binding Effect; Assignment.............................................53
11.6   Entire and Sole Agreement..............................................54
11.7   Governing Law..........................................................54
11.8   Severability...........................................................54
11.9   Public Announcements...................................................54
11.10  Confidentiality........................................................54
11.11  Remedies Cumulative....................................................55
11.12  Further Assurances.....................................................55
11.13  Headings...............................................................55
11.14  Construction...........................................................55

                                   EXHIBITS

Exhibit A           Form of Assignment and Assumption Agreement
Exhibit B           Form of Escrow Note
Exhibit C           Form of Escrow Agreement
Exhibit D           Form of Employment Agreement
Exhibit E           Form of Shareholders' Non-Compete Agreement
Exhibit F           Form of Registration Rights Agreement
Exhibit G           Allocation Memorandum
Exhibit H           Form of Opinion of Whiteford, Taylor & Preston, L.L.P.
Exhibit I           Form of Secretary's Certificate of Seller
Exhibit J           Form of Opinion of Betterman & Perry
Exhibit K           Form of Opinion of Wilson, Sonsini, Goodrich & Rosati
Exhibit L-1         Form of Secretary's Certificate of Buyer
Exhibit L-2         Form of Secretary's Certificate of Parent

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                                   SCHEDULES
Schedule 2.3(b)     Taxes as Assumed Liabilities
Schedule 3.3(a)     Estimated Annual Net Revenue and Estimated Closing Deficit
                    Amount
Schedule 3.3(e)     Examples of Purchase Price Adjustments
Schedule 3.4(a)     Accounting Policies and Practices
Schedule 4.1        Organization and Good Standing
Schedule 4.5        Changes or Events Since Most Recent Balance Sheet
Schedule 4.6(c)     Principal Tangible Assets
Schedule 4.6(d)     Unowned Personal Property Used in Business
Schedule 4.7        Interests in Real Property
Schedule 4.8        Licenses and Permits
Schedule 4.9        Intellectual Property
Schedule 4.10       Compliance with Laws and Other Instruments
Schedule 4.11       Insurance
Schedule 4.12       Employee Benefits
Schedule 4.13       Certain Material Contracts
Schedule 4.14       Claims and Proceedings
Schedule 4.15       Taxes
Schedule 4.16       Personnel
Schedule 4.17       Business Relations
Schedule 4.18       Accounts Receivable
Schedule 4.22       Interests in Competitors, Suppliers, Customers
Schedule 4.23       Insider Indebtedness
Schedule 4.24       Undisclosed Liabilities
Schedule 4.25       Bank Accounts
Schedule 5.4        Conflicting Agreements and Charter Provisions

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made this 10th day of September, 1996 by and among Digital Directory Assistance, Inc., a Maryland corporation ("Seller"), Claude M. Schoch, Robert N. Snyder and Philip E. Hixon (each a "Shareholder" and, collectively, the "Shareholders"); and American Business Information Marketing, Inc., a Delaware corporation ("Buyer") and American Business Information, Inc., a Delaware corporation ("Parent").

                                    RECITALS

     A. Seller is engaged solely in the business of developing, licensing, manufacturing, marketing, selling and distributing software and database products on CD ROM and other media (the "Business").

     B. Seller owns or leases certain assets and properties, real and personal, tangible and intangible, which are used by Seller in its Business. The Shareholders own all the issued and outstanding capital stock of Seller.

     C. Buyer, in connection with this asset purchase, desires to assume certain liabilities and obligations of Seller relating to the Business (and none others), as more specifically set forth herein.

     D. Parent has agreed to unconditionally guarantee the Buyer's obligations hereunder.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     1.1 CERTAIN DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

     "ABI COMMON STOCK" means common stock, par value $0.0025 per share, of Parent.

     "ABI INDEMNIFIED PARTIES" has the meaning set forth in Section 9.1.

     "ABI MATERIAL ADVERSE EFFECT" means any change or changes or effect or effects that individually or in the aggregate is or is likely to be materially adverse to (i) the assets, business, operations, or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole, (ii) the transactions contemplated by this Agreement, or (iii) the ability of Buyer or Parent to perform its obligations under this Agreement.

     "ABI PARTIES" means Buyer and Parent.

     "ABI SHARES" has the meaning set forth in Section 3.2(c).

     "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "AFFILIATE" means as to any Person (a) any Person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, or (ii) of any Person described in clause (a) above (it being understood that, with respect to Seller, the term "Affiliate" includes each of the Shareholders).

     "AMOUNT ADVANCED BY BUYER" has the meaning set forth in Section 3.3(a).

     "AMOUNT ADVANCED TO SELLER" has the meaning set forth in Section 3.3(a).

     "ANNUAL NET REVENUE" means "Adjusted Cash Collections" (excluding Adjusted Cash Collections from Affiliates, if any) from revenues, determined in accordance with GAAP, earned during the period from August 1, 1995, through July 31, 1996 (the "Revenue Period"). "Adjusted Cash Collections" means (i) actual cash collections with respect to revenue determined in accordance with GAAP earned during the Revenue Period, collected in the Ordinary Course of Business without any loan, guarantee, hypothecation or other credit support to the account debtor directly or indirectly provided by Seller, or any Affiliate of Seller, plus (ii) amounts deducted for separately contracted retailer co-op activities, separately contracted and accountable distributor services, returns, rebates, allowances, price protections and other price discounts to the extent they do not relate to revenues earned during the Revenue Period; minus (iii) returns, rebates, allowances, price protections and other price discounts related to revenues earned during the Revenue Period; minus (iv) actual credit card transaction processing fees and sales taxes paid related to revenues earned during the Revenue Period, to the extent not already deducted from the actual cash collections.

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the General Assignment, Bill of Sale and Assumption Agreement, dated as of the date hereof, between the Buyer and Seller, substantially in the form attached hereto as EXHIBIT A.

     "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3.

     "AUTHORIZATIONS" has the meaning set forth in Section 4.10.

     "BUSINESS DAY" means any day except a Saturday, a Sunday or a legal holiday in Bethesda, Maryland.

     "BUYER" has the meaning set forth in the Preamble.

     "CLOSING" has the meaning set forth in Section 2.6.

     "CLOSING DATE" has the meaning set forth in Section 2.6.

     "CLOSING DEFICIT AMOUNT" shall mean (i) the total liabilities of the Business (excluding the Excluded Liabilities) as of the Effective Date, minus
(ii) the total assets of the Business (excluding Excluded Assets) as of the Effective Date, in each case as reflected on the Closing Statement prepared in accordance with Section 3.6 below, minus (iii) $500,000; provided, however, that if such amount is less than zero, the Closing Deficit Amount shall be equal to zero.

     "CLOSING PAYMENT" has the meaning set forth in Section 3.2(a).

     "CLOSING STATEMENT" has the meaning set forth in Section 3.4(a).

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "CODE" means the United States Internal Revenue Code of 1986, as amended.

     "CONTRACTS" has the meaning set forth in Section 4.13.

     "CPA FIRM" has the meaning set forth in Section 3.4(d).

     "DDA MATERIAL ADVERSE EFFECT" means any change or changes or effect or effects that individually or in the aggregate is or is likely to be materially adverse to (i) the assets, Business, operations, or condition (financial or otherwise) of Seller, (ii) the transactions contemplated by this Agreement, or (iii) the ability of Seller to perform its obligations under this Agreement.

     "DETERMINATION DATE" has the meaning set forth in Section 3.3(a).

     "DISPUTE NOTICE" has the meaning set forth in Section 3.4(b).

     "EARNED AMOUNT" has the meaning set forth in Section 3.3(a).

     "EFFECTIVE DATE" means close of business on August 25, 1996.

     "EMPLOYEES" means Persons currently employed by Seller.

     "EMPLOYEE PLAN" means any pension, 401(k), retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy under which any Employee or former employee is the named insured and as to which Seller makes premium payments, whether or not Seller is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, agreement, policy or commitment (including any Pension Plan or Welfare Plan), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide current or prospective benefits to any or all Employees or former employees, and (i) to which Seller is party or by which Seller (or any of the rights, properties or assets of Seller) is bound, (ii) with respect to which Seller has made any payments, contributions or commitments, or may otherwise have any liability (whether or not Seller still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or (iii) under which any current director, Employee or agent of Seller is a beneficiary as a result of his employment or affiliation with Seller.

     "EMPLOYMENT AGREEMENT" means the Employment Agreement, dated as of the date hereof, by and between Buyer and Schoch, substantially in the form attached hereto as EXHIBIT D.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW AGREEMENT" means the Escrow Agreement, dated as of the date hereof, by and among Buyer, the Selling Parties and the Escrow Agent, substantially in the form attached hereto as EXHIBIT C.

     "ESCROW NOTE" has the meaning set forth in Section 3.2.

     "ESTIMATED ANNUAL NET REVENUE" has the meaning set forth in Section 3.3(a).

     "ESTIMATED CLOSING DEFICIT AMOUNT" has the meaning set forth in Section 3.3(a).

     "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

     "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4.

     "FINAL CLOSING STATEMENT" has the meaning set forth in Section 3.4(f).

     "FINAL PURCHASE PRICE" has the meaning set for in Section 3.3(a).

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.4.

     "FURTHER ASSURANCES" has the meaning set forth in Section 6.1.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis.

     "GOVERNMENTAL BODY" means and includes any foreign government, the United States federal government, any state, county, city, province, town and village (whether domestic or foreign), as well as any domestic or foreign municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

     "INITIAL PURCHASE PRICE " has the meaning set forth in Section 3.2.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable, whether copyrightable or not copyrightable, and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names and packaging, together with all translations, adaptations, derivations, and combinations thereof and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets (including technical and non-technical) and confidential business information (including ideas, research and development, know-how, formulas, software codes, compositions, manufacturing, design and production processes and techniques, technical data, proprietary technical information, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans, data and proposals), (f) all computer software and databases (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium); (i) all goodwill, intellectual property rights, licenses, leases and agreements arising from, evidencing or relating to the foregoing.

     "KNOWLEDGE" means with respect to Seller, the actual knowledge of Claude M. Schoch, and with respect to the ABI Parties, the actual knowledge of Vinod Gupta and Jon Wellman, in each case after reasonable investigation and whether or not acquired within the scope of any agency or office.

     "LAST ADJUSTED PURCHASE PRICE" has the meaning set forth in Section 3.3(a).

     "LAWS" has the meaning set forth in Section 4.10.

     "LIEN" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a capitalized lease or analogous instrument, in, of or on any of Seller's property (whether held on the date hereof or hereafter acquired).

     "LOSS" or "LOSSES" means all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including reasonable attorneys' fees and reasonable expenses incurred in any litigation or proceeding).

     "MOST RECENT BALANCE SHEET" means the unaudited balance sheet of Seller dated as of December 31, 1995.

     "NOTE" means the Escrow Note.

     "ORDER" includes any order, writ, injunction, decree, judgment, award, determination or written direction of any court, arbitrator or Governmental Body.

     "ORDINARY COURSE OF BUSINESS" means the operation of the Business in a manner, and in accordance with policies and practices, consistent with past custom and practice (including with respect to quantity and frequency).

     "PAYMENT DATE" has the meaning set forth in Section 3.3(a).

     "PENSION PLAN" means any employee pension benefit plan as defined in
Section 3(2) of ERISA.

     "PERMITTED LIENS" means:

     (i)    Liens securing Assumed Liabilities;

     (ii) Deposits or pledges made in connection with, or to secure payment of, Employee Plans, utilities or similar services, rent, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

     (iii) Easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the Business or not detracting from the value of Seller's assets;

     (iv) Mechanics', warehousemen's, artisan's, materialmen's or contractors' liens or any similar Lien or restriction;

     (v) Liens for Taxes not yet due and payable and installments of special assessments not yet delinquent; and

     (vi)   Landlord's liens and storage liens under any applicable state law.

     "PERSON" means and includes an individual, a general partnership, a limited partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a Governmental Body, and any other business entity.

     "PRE-CLOSING RECEIVABLES" has the meaning set forth in Section 3.7.

     "PURCHASED ASSETS" has the meaning set forth in Section 2.1.

     "REAL PROPERTY" has the meaning set forth in Section 2.1(a).

     "RECEIVABLES" has the meaning set forth in Section 2.1(d).

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the date hereof, by and among Parent and the Selling Parties, substantially in the form attached hereto as EXHIBIT F.

     "RELATED AGREEMENTS" means the Assignment and Assumption Agreement, the Escrow Note, the Registration Rights Agreement, the Escrow Agreement, the Employment Agreement, and the Shareholder Non Compete Agreements.

     "RESPONSE" has the meaning set forth in Section 3.4(c).

     "SEC REPORTS" has the meaning set forth in Section 5.10.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SELLER INDEMNIFIED PARTIES" has the meaning set forth in Section 9.2.

     "SELLING PARTIES" means Seller and the Shareholders.

     "SHAREHOLDERS' NON-COMPETE AGREEMENTS" means each of the Shareholder Non-Compete Agreements, dated the date hereof, between each of Claude M. Schoch, Robert N. Snyder and Philip E. Hixon, on the one hand, and Buyer, on the other hand, substantially in the form attached hereto as EXHIBIT E.

     "SURVIVING BUYER REPRESENTATIONS" has the meaning set forth in Section
10.2.

     "SURVIVING SELLER REPRESENTATIONS" has the meaning set forth in Section
10.2.

     "TAXES" means any federal, state, provincial, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes imposed pursuant to Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TERMINATING EMPLOYEES" means Employees who (i) do not accept Buyer's offer of employment with Buyer or (ii) accept Buyer's offer of employment with Buyer but voluntarily terminate such employment within 60 days after the Closing Date.

     "WELFARE PLAN" means any employee welfare benefit plan as defined in
Section 3(1) of ERISA.

     1.2 DIRECTLY OR INDIRECTLY; WITHOUT LIMITATION. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person. Throughout this Agreement, the term "including (or includes)" and words to the same or similar effect shall be interpreted and construed to mean "including without limitation (or includes without limitation)."


                                  ARTICLE II
                    PURCHASE AND SALE OF SELLER'S BUSINESS

     2.1 PURCHASED ASSETS. On and subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer, convey, and deliver to, Buyer and Buyer agrees to purchase from Seller at the Closing, free and clear of all Liens except Permitted Liens, all right, title and interest in and to all assets (other than the Excluded Assets) of Seller existing as of the Effective Date, including all tangible and intangible assets which, for accounting purposes, do not have a book value (the "Purchased Assets"). Subject to Section 2.2, the Purchased Assets include all right, title and interest in the following assets of Seller as they exist on the Effective Date:

          (a) Leases of Real Property. All real property and interests, options or rights therein leased by Seller for the operation of the Business, together with all buildings, structures, improvements, easements, fixtures, rights of way and appurtenances located therein or thereon (collectively referred to herein as the "Real Property"). All leases of Real Property are listed on Schedule 4.7 hereto.

          (b) Machinery, Equipment, Inventory and Supplies. All inventory, machinery, equipment, supplies (including all trucks, vans, automobiles and other vehicles, office furniture and equipment, computers and peripherals, all maintenance and other operating supplies, small tools, spare parts and other expendables or non-inventoried items which may not have been treated as assets for accounting purposes in past years), and all other tangible personal property.

          (c) Books, Records and Other Data. All files, books, records, invoices, accounts, surveys, customer lists and records, supplier lists, catalogs, price lists, marketing and advertising information and materials, purchase histories, profiles and materials, technical bulletins and other documents and information, or copies thereof, and all computer programs, software, hardware, firmware, tapes and other materials used to store, record or produce data, owned, licensed or leased by Seller.

          (d) Accounts Receivable. All accounts receivable and notes receivable (collectively the "Receivables"), together with all deposits, advances, manufacturer and supplier rebates and credits, whether or not written off.

          (e) Contracts and Other Agreements. To the extent assignable, all rights of Seller as of the Effective Date under any contract (written or oral) agreement, license, lease, purchase order or other agreement or arrangement of Seller described on Schedule 4.13.

          (f) Licenses, Permits. To the extent assignable, all Seller's licenses, permits, approvals, franchises, certificates and authorizations of the Business issued by Governmental Bodies.

          (g) Cash, Securities, Prepayments. All cash, securities, utility or similar deposits, and prepaid expenses of Seller.

          (h)  Intellectual Property. All Intellectual Property of Seller.

          (i)  Employee Plans.  All Employee Plans of Seller.

          (j) General Intangibles. All general intangibles used or held for use by Seller including all goodwill as a going concern and any and all causes of action or claims of Seller against any third party that arose or will arise in connection with the Business prior to the Effective Date.

          (k) Other Assets. All other assets of Seller (other than the Excluded Assets), whether or not reflected on the books or records of Seller.

     2.2 EXCLUDED ASSETS. Notwithstanding the foregoing, Seller shall not sell to Buyer and Buyer shall not purchase from Seller the following assets (the "Excluded Assets"):

          (a) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation;

          (b) any of the rights of Seller under this Agreement (or under any side agreement or other agreement between the parties hereto or any one or more of them, entered into on or after the date of this Agreement);

          (c)  all insurance, insurance policies and proceeds of insurance;

          (d) all contracts, licenses, leases and agreements which are not assignable without the consent of a third party (which has not been obtained) or which are not described on Schedule 4.7 (Real Property), Schedule 4.9 (Intellectual Property) or Schedule 4.13 (Contracts), other than assignable licenses or agreements which relate to or evidence Intellectual Property;

          (e) all shares of capital stock of PhoneDisc USA Corporation owned by Seller; and

          (f) account number 6520414621 (and the balance thereof) in the name of Seller at Signet Bank, which account was established to receive the Closing Payment.

     2.3 ASSUMED LIABILITIES. On the terms and subject to the conditions herein contained, effective on the Effective Date, Seller shall assign and delegate to Buyer, and Buyer shall assume and undertake to pay, defend, discharge and perform in full when due the following liabilities and obligations of Seller as they exist at the Effective Date (the "Assumed Liabilities"):

          (a) Seller's bona fide third-party trade accounts payable, regular payroll liability and obligations under Employee Plans (other than liability described in Section 2.4(g) with respect to Terminating Employees), liability for customer deposits, rebates and returns, and accrued operating expenses (other than accrued expenses for Taxes) existing on the Effective Date, which arose out of the Ordinary Course of Business;

          (b) Seller's accrued liabilities for Taxes (other than Taxes imposed on or measured by income and sales, use or transfer taxes which are the subject of Section 6.7) existing on the Effective Date or arising thereafter prior to Closing, which arose out of the Ordinary Course of Business or are listed on
Schedule 2.3(b);

          (c) Seller's liabilities and obligations arising under all contracts and leases included in the Purchased Assets; and

          (d) Seller's obligation to make severance payments to Employees other than Terminating Employees;

provided, however, that the Excluded Liabilities enumerated in Section 2.4 shall in no event constitute Assumed Liabilities.

     2.4 EXCLUDED LIABILITIES. Neither Parent nor Buyer will assume or in any way become liable for, and Seller will retain and remain responsible for, all of Seller's debts, liabilities and obligations of any nature whatsoever, other than the Assumed Liabilities, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Purchased Assets or otherwise, and regardless of when asserted (the "Excluded Liabilities"), including the following liabilities or obligations of Seller (none of which will constitute Assumed Liabilities):

          (a) A ll of Seller's liabilities or obligations arising out of or relating to the Excluded Assets, including all of Seller's liabilities or obligations under any contract, license, lease or agreement which is an Excluded Asset;

          (b) All of Seller's liabilities or obligations under this Agreement, the Related Agreements or under any other agreement between Seller, or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, entered into on or after the date of this Agreement;

          (c) All of Seller's liabilities or obligations owing to, or related to any liability or obligation of, any Affiliate of Seller other than royalty payments to Infonational, L.L.C. and regular payroll liability to officers of Seller;

          (d) All of Seller's or its predecessors' liabilities or obligations with respect to any Taxes not specifically assumed pursuant to Section 2.3(b);

          (e) All of Seller's liabilities or obligations arising out of or in connection with the breach of any contract or lease described in Section 2.3(c), other than for such amounts, if any, as are adequately and properly reserved for in the Most Recent Balance Sheet;

          (f) All of Seller's liabilities or obligations for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval, or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including all attorneys' and accountants' fees, brokerage fees, consultants' fees, finders' fees and sales, use and transfer taxes which are Seller's responsibility, to the extent provided in Section 6.7;

          (g) Seller's obligations to make severance payments to Terminating Employees;

          (h) Liabilities and obligations of Seller for Taxes which are imposed on or measured by income, for any period;

          (i) Those liabilities and obligations expressly identified as Excluded Liabilities on the Schedules hereto;

          (j) All of Seller's liabilities or obligations against which Seller is insured or otherwise contractually indemnified by a Person other than Buyer or Parent, other than any deductible amounts on liabilities which would otherwise have been Assumed Liabilities;

          (k) Seller's liabilities (whether accrued, liquidated, unliquidated, absolute, contingent or otherwise) existing on the Effective Date relating to the matters set forth on Schedule 4.10 (Compliance with Laws), Schedule 4.14 (Claims and Proceedings) or Schedule 4.24 (Undisclosed Liabilities), other than such amounts, if any, as are adequately and properly reserved for in the Most Recent Balance Sheet;

          (l) All of Seller's liabilities arising from or in connection with Phonedisc USA Corporation;

          (m) All liability of Seller in respect of any actual or claimed ownership interest in Seller (whether considered an equity or other investment interest); and

          (n) All Seller's tort liability and liability for violation of any state or federal statute.

     2.5 TITLE TO THE PURCHASED ASSETS; DOCUMENTS OF CONVEYANCE. At Closing, Seller shall convey all right, title and interest in and to the Purchased Assets to Buyer free and clear of all liabilities, obligations and Liens excepting only
(i) the Assumed Liabilities (as defined in Section 2.3) and (ii) the Permitted Liens. Title to the Purchased Assets shall be conveyed pursuant to the Assignment and Assumption Agreement and by such other documents as are reasonably acceptable to counsel for Seller and counsel for Buyer in accordance with the terms hereof. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, whether before or after Closing, to insure that transfer of title to the Purchased Assets to Buyer occurs as contemplated hereunder.

     2.6 CLOSING. The Closing of the transactions contemplated by this Agreement (the "Closing") shall occur contemporaneously with the execution and delivery of this

Agreement on or prior to September 10, 1996 (the "Closing Date"), at the offices of Fried, Frank, Harris, Shriver & Jacobson, 1001 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C., beginning at 9:00 a.m. The Closing shall be effective as of the Effective Date. From and after the Effective Date through Closing Date, Seller has operated the Business as the agent of Buyer for the benefit of Buyer. All assets of the Business acquired or disposed of and all liabilities (other than Excluded Liabilities) incurred or liquidated by Seller in the Ordinary Course of Business after the Effective date and prior to Closing shall be for the account of the Buyer.

     2.7 THIRD PARTY CONSENTS. (a) To the extent that Seller's rights under any license or other agreement relating to or evidencing Intellectual Property or under any contract described on Schedules 4.7, 4.9 or 4.13 may not be assigned to Buyer without the consent of another Person which has not been obtained at or prior to Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts (without incurring any additional out of pocket cost or expense) to obtain any such required consent(s) as promptly as possible. Buyer and Parent will cooperate with Seller and use their reasonable best efforts (without paying any additional consideration to the other party to such contract) to assist Seller in obtaining any such requirement consent, including by agreeing to assume or guarantee the obligations under any contract described on Schedules 4.7, 4.9 or 4.13.

          (b) If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's right under the asset in question so that Buyer would not in effect acquire the full benefit of all such rights, Seller, to the maximum extent permitted by law and the asset to be assigned, shall cooperate with Buyer, as Buyer may reasonably request, in any reasonable arrangement designed to provide Buyer the benefits and use of such asset, including (i) entering into subleases, subcontracts, sale and leasebacks, use and service agreements or other contractual arrangements which will provide such benefits and use to Buyer's reasonable satisfaction, and (ii) enforcing for the benefit of Buyer (at Buyer's expense) any and all rights of Seller in respect of such asset; provided that Buyer shall not be required to accept or enter into, as a substitute for performance by Seller under this Agreement, any arrangement which would impose any additional cost, expense or liability on Buyer other than that which would have been incurred by Buyer if an asset had been assigned or would deprive Buyer of any benefits or profits contemplated by this Agreement.

          (c) Without limiting any provision of paragraph (b) above, in connection with the transactions contemplated hereby, Buyer at its option may execute novations in such form as may reasonably be required by the other parties to the contracts described above, in which event Buyer shall indemnify Seller against all Losses Seller may incur under such novation agreements by reason of any failure by Buyer to perform such obligations.

                                  ARTICLE III
                           CONSIDERATION AND PAYMENT

     3.1 CONSIDERATION. (a) The total consideration to be paid by Buyer for the Purchased Assets shall consist of (i) the payment by Buyer to Seller of the Final Purchase Price as provided in Section 3.3; and (ii) the assumption by the ABI Parties of the Assumed Liabilities.

     3.2 PAYMENT AT CLOSING. Buyer and Parent shall pay to Seller the sum of $17,145,000 (the "Initial Purchase Price"), to be applied to the payment of the Final Purchase Price as follows:

          (a) At Closing, Buyer shall pay to Seller $4,000,000 in cash (the "Closing Payment") by wire transfer of immediately available funds in accordance with wire instructions provided by Seller;

          (b) At Closing, Buyer shall issue and deliver to Seller a promissory note, guaranteed by Parent, in the principal amount of $7,925,000, bearing interest at the rate set forth therein and maturing on January 2, 1997, substantially in the form attached hereto as EXHIBIT B (the "Escrow Note"), in satisfaction of $7,925,000 of the Final Purchase Price. At Closing, the Escrow Note shall be delivered to Signet Trust Company, as escrow agent (the "Escrow Agent"), to be held and the proceeds thereof disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement. Buyer shall have the right to discharge the Escrow Note by making payment of all sums due thereunder to the Escrow Agent on January 2, 1997, and, upon such payment, shall have the right to receive the Escrow Note marked "PAID". All payments by Buyer to the Escrow Agent shall be held pursuant to the terms of the Escrow Agreement; and

          (c) On or before September 25, 1996, Parent shall issue and deliver to Seller 600,000 fully paid and nonassessable shares of ABI Common Stock (the "ABI Shares"), free and clear of all Liens, in satisfaction of $5,220,000 of the Final Purchase Price.

     3.3 POST-CLOSING ADJUSTMENTS. The parties shall calculate the Annual Net Revenue and the Closing Deficit Amount on each Determination Date and make payments in the manner provided by Section 3.3(d) based upon each such determination.

          (a) Certain Defined Terms. For purposes of this Section 3.3, the following terms shall have the meanings set forth below:

               (1)  "Adjusted Purchase Price" means, on each Determination Date,
     (i) the Adjusted Purchase Price as determined on the immediately preceding Determination Date or, with respect to the first Determination Date, the Initial Purchase Price (the "Last Adjusted Purchase Price"), plus (ii) the aggregate amount of any increase to the Last Adjusted Purchase Price required to be made on such Determination Date pursuant to Section 3.3(b)(i) or (c)(i) or both, minus (iii) the aggregate amount of any decrease to the Last Adjusted Purchase Price required to be made on such Determination Date by Section 3.3(b)(ii) or (c)(ii) or both. The Adjusted Purchase Price may not be less than a negative $2,730,000. The Adjusted Purchase Price as calculated on the final Determination Date is referred to herein as the "Final Purchase Price."

               (2) "Amount Advanced by Buyer" means the sum of (i) $17,145,000, plus (ii) the amount of any cash payments previously made by Buyer to Seller (or to the Escrow Agent) under Section 3.3(d)(1) and (e)(1), plus
     (iii) the value (at $13.25 per share) of any ABI Shares delivered by Buyer to Seller (or to Escrow Agent) under Section 3.3(d)(1) and (e)(2); minus
     (iv) the amount of any cash payments previously made to Buyer by Seller (or by the Escrow Agent) under Section 3.3(d)(3) and (e)(1); minus (v) the value (at $13.25 per share) of any ABI Shares returned to Buyer from Seller (or from the Escrow Agent) under 3.3(d)(3) and (e)(2).

               (3) "Amount Advanced to Seller" means the sum of (i) $9,220,000, plus (ii) the amount of any cash payments previously made to Seller by Buyer (or by the Escrow Agent) under Section 3.3(d)(1) and (e)(1), plus
     (iii) the value (at $13.25 per share) of any ABI Shares delivered to Seller by Buyer (or by the Escrow Agent) under Section 3.3(d)(1) and (e)(2), minus
     (iv) the amount of any cash payments previously made by Seller to Buyer (or to the Escrow Agent) under Section 3.3(d)(2) or (d)(3) and (e)(1) minus (v) the value (at $13.25 per share) of any ABI Shares returned to Buyer (or to Escrow Agent) under Section 3.3(d)(2) or (d)(3) and (e)(2).

               (4) "Determination Date" means each of December 31, 1996, March 31, 1997, August 31, 1997, and August 31, 1998.

               (5) "Earned Amount" means (i) with respect to the first and second Determination Date, ninety percent (90%) of the Adjusted Purchase Price, and (ii) with respect to each subsequent Determination Date, one hundred percent (100%) of the Adjusted Purchase Price; provided, however, that if the Adjusted

     Purchase Price is negative, the Earned Amount means 100% of the Adjusted Purchase Price.

               (6) "Estimated Annual Net Revenue" means (i) with respect to the calculation to be made on the first Determination Date, the estimate of Annual Net Revenue set forth on Schedule 3.3(a) hereto and (ii) with respect to the calculation of the Annual Net Revenue adjustment to be made on each subsequent Determination Date, the Annual Net Revenue calculated on the immediately preceding Determination Date in accordance with Section 3.4.

               (7) "Estimated Closing Deficit Amount" means (i) with respect to the calculation to be made on the first Determination Date, the estimate of the Closing Deficit Amount set forth on Schedule 3.3(a) hereto and (ii) with respect to the calculation of the Closing Deficit Amount adjustment to be made on each subsequent Determination Date, the Closing Deficit Amount calculated on the immediately preceding Determination Date in accordance with Section 3.4.

               (8) "Payment Date" means each of January 10, 1997, April 10, 1997, September 10, 1997, and the later of September 10, 1998, or the date 10 days after the date on which the Final Closing Statement is determined in accordance with Section 3.4.

          (b) Annual Net Revenue Adjustments. Promptly following the determination of the Annual Net Revenue on each Determination Date:

                 (i) If such Annual Net Revenue exceeds the Estimated Annual Net Revenue, then the Last Adjusted Purchase Price shall be increased by an amount equal to 2.2 times such excess; and

                 (ii) If the Estimated Annual Net Revenue exceeds such Annual Net Revenue, then the Last Adjusted Purchase Price shall be decreased by an amount equal to 2.2 times such excess.

          (c) Closing Deficit Adjustments. Promptly following the determination of the Closing Deficit Amount on each Determination Date:

                 (i) If the Estimated Closing Deficit Amount exceeds such Closing Deficit Amount, then the Last Adjusted Purchase Price shall be increased by an amount equal to such excess; and

          (ii) If such Closing Deficit Amount exceeds the Estimated Closing Deficit Amount, then the Last Adjusted Purchase Price shall be decreased by an amount equal to such excess.

          (d)    Payments.  On each Payment Date:

                 (1) If the Earned Amount exceeds the Amount Advanced to Seller (each as determined on the Determination Date immediately preceding such Payment Date), then Buyer and Seller (or the Shareholders) shall mutually instruct the Escrow Agent in writing to disburse to Seller (or the Shareholders), out of the funds held in escrow, an amount equal to the Earned Amount minus the Amount Advanced to Seller. To the extent the amount held in escrow is insufficient to make the foregoing payment as a result of disbursements made to Seller (or the Shareholders) pursuant to Section 3.3(d)(1) or as a result of the Adjusted Purchase Price increasing above $17,145,000, Buyer shall pay such amount to Seller (or the Shareholders).

                 (2) If the Amount Advanced to Seller exceeds the Earned Amount (each as determined on the Determination Date immediately preceding such Payment Date), then Seller (or the Shareholders) shall pay to the Escrow Agent, to be held in accordance with the Escrow Agreement, an amount equal to the Amount Advanced to Seller minus the Earned Amount.

                 (3) On the third and fourth Payment Dates, if the Amount Advanced by Buyer exceeds the Earned Amount, then Buyer and Seller (or the Shareholders) shall mutually instruct the Escrow Agent in writing to disburse to Buyer, out of the funds held in escrow, an amount equal to the Amount Advanced by Buyer minus the Earned Amount. To the extent the amount held in escrow is insufficient to make the foregoing payment to Buyer for any reason other than insolvency or defalcation of the Escrow Agent, Seller (or the Shareholders) shall pay such amount to Buyer.

          (e) Form of Payments. Any payment required to be made as a result of an adjustment to the Purchase Price shall be made:

                 (1) In cash, to the extent the Adjusted Purchase Price is greater than or equal to $5,220,000; and

                 (2) In shares of ABI Common Stock (valued at $13.25 per share solely for this purpose), to the extent the Adjusted Purchase Price is less than $5,220,000 up to a negative $2,730,000.

For example, if on a Determination Date, the Earned Amount is $4,220,000 and the Advanced Amount is $6,220,000, then the payment required to be made by Seller to Buyer would consist of $1,000,000 in cash and 75,472 shares of ABI Common Stock ($1,000,000/$13.25 per share). For illustrative purposes, additional examples of the calculations and adjustments required to be made under this Section 3.3 are set forth on Schedule 3.3(e).

     3.4  CALCULATION OF POST-CLOSING PAYMENTS.

          (a) Within 10 days after each Determination Date, the ABI Parties shall cause their independent public accounting firm, Coopers & Lybrand, to prepare and deliver to the Selling Parties a statement (the "Closing Statement") which includes (i) such accounting firm's calculation of Annual Net Revenue and
(ii) a balance sheet which sets forth the assets and liabilities of the Business (excluding the Excluded Assets and Excluded Liabilities) as of the Effective Date and includes such accounting firm's calculation of the Closing Deficit Amount. The Closing Statement Sheet shall be prepared, and the Annual Net Revenue and Closing Deficit Amount shall be calculated, in accordance with GAAP consistent with the principles applied in preparing the Most Recent Balance Sheet (except as set forth on Schedule 3.4(a)). In connection with the preparation of the Closing Statement on each Determination Date, the ABI Parties shall make available to the Selling Parties all relevant books and records and any work papers (including those of the ABI Parties' accountants) relating to the Closing Statement and all other items reasonably requested by the Selling Parties. The provisions of paragraphs (b) through (f) of this Section 3.4 shall apply only with respect to the Closing Statement prepared following the third and fourth Determination Dates.

          (b) Within 60 days after the delivery by the ABI Parties of the Closing Statement, the Selling Parties and their representatives and accountants shall have the right to review the Closing Statement and the calculations of the Annual Net Revenue and the Closing Deficit Amount included therein. If the Selling Parties object to the manner in which the Closing Statement has been prepared, or to the calculation of the Annual Net Revenue or the Closing Deficit Amount, the Selling Parties shall deliver written notice (the "Dispute Notice") to the ABI Parties setting forth in reasonable detail a description of the basis of the Selling Parties' objection and the adjustments to the Closing Statement and the calculation of the Annual Net Revenue and the Closing Deficit Amount that the Selling Parties believe should be made.

          (c) Within 30 days after the ABI Parties' receipt of the Dispute Notice, the ABI Parties and their accountants shall review the Dispute Notice and deliver a written response to the Selling Parties (the "Response") indicating whether and the extent to which the ABI Parties agree or disagree with the objections set forth in the Dispute Notice.

          (d) During a period of 30 days after the Selling Parties' receipt of the Response, the ABI Parties and the Selling Parties shall attempt in good faith to resolve in writing any such disputed items, and any such resolution will be conclusive and binding upon the parties. If the parties are unable to reach an agreement with respect to any disputed item during such 30-day period, the parties shall, promptly after the expiration of such period, submit all unresolved disputes to a nationally recognized independent accounting firm mutually agreeable to the parties (the "CPA Firm"). If the parties cannot agree on the selection of the independent accounting firm to act as the CPA Firm, either party may request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding on the parties. Promptly, but no later than 30 days after its acceptance of its appointment, the CPA Firm shall determine, only with respect to the remaining items in dispute so submitted, whether and to what extent, if any, the Closing Statement and the Annual Net Revenue and the Closing Deficit Amount derived therefrom require adjustment. The parties shall instruct the CPA Firm to deliver its written report as to the resolution of all disputes no later than 30 days after the disputes are submitted to the CPA Firm. The ABI Parties and the Selling Parties shall make available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Statement and all other items reasonably requested by the CPA Firm. The CPA Firm shall have exclusive jurisdiction over, and resort to the CPA Firm as provided in this paragraph (d) shall be the sole recourse and remedy of the parties against one another or any other person with respect to, any disputes arising out of or relating to the Closing Statement; and the CPA Firm's determination shall be conclusive and binding on the parties and shall be enforceable in a court of law.

          (e) The ABI Parties and the Selling Parties shall bear the fees and expenses of their respective accountants and other representatives. The fees and expenses of the CPA Firm shall be borne equally by the ABI Parties, on the one hand, and the Selling Parties, on the other hand.

          (f) The "Final Closing Statement" shall be (i) the Closing Statement prepared in connection with the calculation to be made on the final Determination Date, if (x) no Dispute Notice is delivered to the ABI Parties in the 60-day period referred to in Section 3.4(b) above, or (y) the ABI Parties and the Selling Parties so agree; (ii) the Closing Statement prepared in connection with the calculations to be made on the final Determination Date, as adjusted in accordance with the Dispute Notice, if the ABI Parties agree with the Dispute Notice or fail to respond to the Dispute Notice within the 30-day period referred to in Section 3.4(c) above; or (iii) the Closing Statement prepared on the final Determination Date, as adjusted by either (x) the mutual agreement of the ABI Parties and the Selling Parties or (y) the CPA Firm.

     3.5 LEGEND. The certificates representing the ABI Shares shall be imprinted with the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law, and may not be sold, transferred or otherwise disposed of unless (i) a registration statement under such Act is then in effect with respect thereto and the transfer is in compliance with applicable state securities laws, or (ii) the issuer has been furnished with an opinion of counsel, in form and substance reasonably satisfactory to the issuer, that no such registration is required. The securities represented by this certificate are subject to additional restrictions on transfer set forth in the Registration Rights Agreement dated September 10, 1996, a copy of which may be obtained from the issuer.

     3.6 LIQUIDATION OF SELLER. The ABI Parties acknowledge that Seller may cease to do business, reorganize, recapitalize, distribute assets to the Shareholders, liquidate, and/or dissolve at any time after the Closing. The ABI Parties agree that, in connection with any such reorganization, recapitalization, distribution, liquidation or dissolution, Seller's rights under this Agreement and Seller's right, title and interest in and to the ABI Shares or the Note (or any proceeds of any of the foregoing) may be assigned (in whole or in part) by Seller to one or more of the Shareholders, and the ABI Parties hereby consent to any such assignment.

     3.7 PRE-CLOSING RECEIVABLES. Buyer and Parent will use their best efforts to bill and collect, as expeditiously as possible, all outstanding accounts receivable and other accrued receivables of the Business outstanding as of the Effective Date (the "Pre-Closing Receivables") in accordance with Parent's prior commercial practices. Commencing in January 1997, and continuing at least once each month thereafter until September 1998, Buyer shall meet with Seller to review the status and amount of all collected and uncollected Pre-Closing Receivables. With respect to any Pre-Closing Receivable which Buyer ceases to use its best efforts to collect or which has been outstanding for at least 270 days, Buyer shall notify Seller and authorize Seller (on Buyer's behalf) to pursue further collection efforts.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                            OF THE SELLING PARTIES

     Each of the Shareholders (severally and not jointly) and Seller hereby represents and warrants to the ABI Parties as follows:

     4.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Seller has all requisite corporate power and authority and all licenses and permits required by any Governmental Body to own and operate its assets and to carry on its business as now being conducted and as presently proposed to be conducted except where the failure to do so could reasonably be expected not to have a DDA Material Adverse Effect. Complete and correct copies of the Articles of Incorporation and Bylaws of Seller, and all amendments thereto, have been previously delivered to the ABI Parties. Except as disclosed on Schedule 4.1, Seller is qualified to do business as a foreign corporation in each jurisdiction in which the nature of the Business or the ownership of the Purchased Assets requires such qualification, except where the failure to be so qualified does not and could reasonably be expected not to have a DDA Material Adverse Effect. The Shareholders own all of the issued and outstanding capital stock of Seller in the following percentages: Claude M. Schoch (90%), Robert N. Snyder (5%), and Philip E. Hixon (5%).

     4.2 SUBSIDIARIES. The Business and operation of the Purchased Assets, as carried on by Seller, has not been conducted through any direct or indirect subsidiary or other Affiliate of Seller. Seller does not now own nor has Seller ever owned more than 50% of the outstanding voting capital stock of another corporation. Seller does not conduct any operations, business or activities other than the Business.

     4.3 DUE AUTHORIZATION. The execution, delivery and performance of each of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, by each Selling Party have been duly and validly authorized by the Board of Directors of Seller and the Shareholders by all requisite action on the part of Seller and the Shareholders, and do not require for their validity any authorization, consent, approval, exemption or other action by any Governmental Body or other person which has not been obtained, except where the failure could reasonably be expected not to have a DDA Material Adverse Effect. This Agreement and the Related Agreements are valid and binding agreements of each Selling Party a party thereto, and enforceable against such Selling Party in accordance with their respective terms, except as may be required under applicable bankruptcy or other similar laws affecting the rights of creditors generally. The Selling Parties' execution, delivery and performance of this

Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with, constitute a breach or default or result in the creation of any Liens (other than Permitted Liens) upon the Purchased Assets under (i) the provisions of the Articles of Incorporation or By-Laws of Seller, as amended, (ii) any agreement, contract, indenture or other instrument to which any Selling Party is a party or by which the Purchased Assets are or may be bound, or (iii) the provisions of any Order, or any law, rule or regulation having applicability to any Selling Party or by which the Purchased Assets are or may be bound.

     4.4 FINANCIAL STATEMENTS; NET REVENUES; ASSUMED LIABILITIES. The following financial statements of Seller have been delivered to Buyer and Parent by Seller and Shareholders unaudited balance sheets, income statements, statements of retained earnings and cash flows of Seller as of and for the years ended December 31, 1994 and December 31, 1995 (collectively the "Financial Statements"). The Financial Statements have been prepared from the books and records of Seller in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial condition of Seller as at their respective dates and the results of operations and cash flows for the periods covered thereby, and the results of operations of Seller for such periods are correct and complete and are consistent with the books and records of Seller.

     4.5  ABSENCE OF CHANGES OR EVENTS.  Except as disclosed on Schedule
4.5, since the date of the Most Recent Balance Sheet (a) neither Seller nor the Purchased Assets have suffered any change, event or condition which has had or may have a DDA Material Adverse Effect, (b) Seller has not made any cash expenditure other than in the Ordinary Course of Business, and (c) Seller has not acquired or disposed of any material assets or engaged in any material transaction other than in the Ordinary Course of Business or as expressly contemplated by the terms of this Agreement. Without limiting the generality of the preceding sentence, except as expressly contemplated by this Agreement or as set forth on Schedule 4.5, since the date of the Most Recent Balance Sheet, Seller has not:

          (i) Engaged in any activity which has resulted in the acceleration or delay of the collection of Receivables or any delay in the payment of accounts payable, in each case as compared with its custom and practice in the conduct of its business immediately prior to the date of the Most Recent Balance Sheet;

          (ii) Mortgaged or pledged any asset of Seller or subjected any such asset to any Lien other than Permitted Liens in the Ordinary Course of Business;

          (iii) Sold, assigned, conveyed, transferred, cancelled or waived, other than in the Ordinary Course of Business, any property, tangible asset, Intellectual Property or other intangible asset or right which would constitute a Purchased Asset if it were held by Seller on the Closing Date;

          (iv) Waived any right relating to the Business other than in the Ordinary Course of Business;

          (v) Made commitments for capital expenditures relating to the Business other than in the Ordinary Course of Business.

          (vi) Except as disclosed on Schedule 4.5, made any loan or advance of any funds or other property of Seller to any Person, any guarantee for the benefit of any Person, or any investment of any funds or other property of Seller or any other Person;

          (vii) Except as disclosed on Schedule 4.5, granted any bonus or any increase in wages, salary, benefits under any Employee Plan or Welfare Plan, or other compensation to or made any change in employment terms for, any officer, director or Employee of Seller;

          (viii) Suffered damages, destruction or casualty losses which, in the aggregate, exceed $25,000 (whether or not covered by insurance) to any asset or property of Seller;

          (ix) Received any indication from any customer, distributor or client of Seller to the effect that such Person will stop, or decrease the rate of, buying services or products from Buyer if this Agreement is consummated;

          (x) Redeemed or repurchased, directly or indirectly, any shares of capital stock of Seller or declared, set aside or, except as disclosed on
Schedule 4.5, paid any dividends, or made any other distributions with respect to any shares of the capital stock of Seller;

          (xi) Issued, sold or transferred (i) any notes, bonds or other debt securities; (ii) any equity securities; (iii) any securities convertible, exchangeable or exercisable into equity securities; or (iv) any warrants, options or other rights to acquire equity securities, of Seller;

          (xii) Borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business;

          (xiii) Granted any license or sublicense of any rights under or with respect to any Intellectual Property except for the granting of shrink wrap licenses consistent with past practices;

          (xiv) Entered into any transaction relating to the Business other than in the Ordinary Course of Business and consistent with past practice, or entered into any other transaction relating to the Business, whether or not in the Ordinary Course of Business, which may have a DDA Material Adverse Effect;

          (xv) Accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Seller is a party or by which it is bound and, to the Knowledge of Seller, no other party has done any of the foregoing;

          (xvi)  Paid any Excluded Liability after the Effective Date; or

          (xvii) Agreed to do any of the foregoing.

     4.6  PERSONAL PROPERTY; PRINCIPAL TANGIBLE ASSETS; INVENTORY.
          -------------------------------------------------------

     (a) Seller has good and marketable title to all tangible and intangible personal property comprising the Purchased Assets, free and clear of all Liens, except Permitted Liens. The documents of transfer to be executed and delivered by Seller at the Closing will be sufficient to convey good and marketable title to the Purchased Assets to Buyer, free and clear of all Liens, other than Permitted Liens or as may be imposed by Buyer.

     (b) All material machinery, equipment and other tangible assets of Seller being used in the conduct of the Business or located at the Real Property on the Closing Date, are usable by or useful to Seller in the ordinary course of its Business, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (reasonable wear and tear excepted) to the extent necessary for the operation of the Business as conducted as of the date hereof.

     (c) Attached hereto as Schedule 4.6(c), is a list of the principal machinery, equipment and other tangible assets owned by Seller and used in the conduct of the Business as of the date hereof, or located at the Real Property on the Closing Date, having a net book value individually in excess of $20,000 (subject to year end adjustments), (collectively, the "Principal Tangible Assets").

     (d) Except as described on Schedule 4.6(d), Seller owns or has the right to use all tangible and intangible personal property necessary for it to conduct its Business as now conducted. All material leases of tangible personal property are described on Schedule 4.13.

     (e) Seller's inventory consists of materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown in accordance with GAAP.

     4.7 REAL PROPERTY. Seller owns no real property in fee simple. Attached hereto as Schedule 4.7 is a list containing a description of all interests in Real Property used or occupied by Seller. All real property leases used by Seller are described in Schedule 4.7, are in full force and effect, and Seller holds a valid and existing leasehold interest under each of the leases for the terms set forth on such schedule. There are no leases, subleases, licenses, concessions or other agreements written or oral, granting to any third party or parties the right of use or occupancy of any portion of the Real Property and Seller is in exclusive possession of the Real Property. Seller has delivered to Buyer complete and accurate copies of all materials of Seller concerning such leases. Seller has not received or given written notice of any default under the leases and Seller is not in material default under any of the leases. No person has the right to terminate or accelerate performance under or otherwise modify (including upon the giving of notice or the passage of time) any of such leases, except in accordance with the provisions thereof. Seller's leasehold interests in the Real Property included in the Purchased Assets are free and clear of all Liens other than Permitted Liens, and are in good operating condition and repair, normal wear and tear excepted, and are free from any defects that have, or reasonably could have, a DDA Material Adverse Effect. To Seller's Knowledge, there are no existing structural defects in any of Seller's leasehold interests or encroachments upon the Real Property or interests of other Persons. To Seller's Knowledge, the plumbing, mechanical, heating, ventilation, air conditioning, electrical and water and sewage systems in Seller's leasehold interests in the Real Property are in good working order and in compliance with all applicable laws. The operation of Seller's leasehold interests in the Real Property by Seller in the manner in which they now are and have been operated does not violate any zoning ordinances, municipal regulations, or other rules, regulations, or laws, except for any such violations which would not, individually or in the aggregate, have a DDA Material Adverse Effect. No covenants, easements, rights-of-way, or regulations of record impair the uses of the respective leaseholds of Seller for the purposes for which they are now operated by Seller. There are no pending, or to the Knowledge of Seller, threatened, condemnation proceedings, lawsuits or administrative actions relating to the Real Property or other matters affecting adversely the current use, value or occupancy thereof by Seller.

     4.8 LICENSES AND PERMITS. Attached hereto as Schedule 4.8 is a list of all federal, state, county, and local governmental licenses, certificates, and permits held or applied for by Seller and material to the Business. Seller has complied with the terms and conditions of all such certificates, licenses, and permits except where such compliance does not or could reasonably be expected not to have a DDA Material Adverse Effect, and no violation of any such certificate, license, or permit or the laws or rules governing the issuance or continued validity thereof has occurred other than violations (if any) which have not had, and could reasonably be expected not to have, a DDA Material Adverse Effect.

     4.9  INTELLECTUAL PROPERTY.

          (a) Except as set forth on Schedule 4.9, Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. No contract, agreement or understanding between Seller and any party exists which would impede or prevent the continued use of the Intellectual Property by Seller or, following the Closing, by Buyer. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) All software, software codes, source codes and computer programs developed by Seller have not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of third parties, and Seller has not received any written or oral charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). Except as set forth on
Schedule 4.9, to Seller's Knowledge all other Intellectual Property of Seller has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of third parties, and Seller has not received any written or oral charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). Except as set forth on Schedule 4.9, to Seller's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

          (c) Schedule 4.9 identifies each patent, trademark, service mark, tradename, copyright or registration which has been issued to Seller with respect to any of its Intellectual Property, identifies each pending application or application for registration which Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Seller has delivered to Buyer correct and complete copies of all such patents, trademarks, service marks, copyrights, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4.9 identifies each trade name, unregistered trademark and unregistered service mark used by Seller in connection with its Business . With respect to each item of Intellectual Property required to be identified in
Schedule 4.9 of the Disclosure Schedule:

               (i) Seller is the owner of each item of Intellectual Property and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or any contractual restriction;

               (ii)   the item is not subject to any outstanding Order;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item except as disclosed in Schedule 4.9; and

               (iv) Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     (d) To the Knowledge of Seller, the continued operation of the Business as presently conducted will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.

     (e) Except as described on Schedule 4.9 hereto, Seller has a valid and enforceable license or lease (as against the licensor or lessor) to use each material item of Intellectual Property owned by a third party that Seller uses in the operation of the Business, all such Intellectual Property, without the payment of any royalty or similar payment.

     4.10 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Except as set forth on
Schedule 4.10, in the conduct of the Business and operation of the Purchased Assets, (i) Seller is in compliance with all permits, certificates, licenses, registrations and authorizations (collectively, "Authorizations") under the provisions of all laws, rules, regulations, ordinances, and Orders applicable to the Purchased Assets (collectively, "Laws"), and all such Authorizations are in full force and effect, except where failure could reasonably be expected not to have a DDA Material Adverse Effect; and Seller has complied with all Laws applicable to Seller or operation of the Purchased Assets, and Seller has not been issued any citations, notices or orders of non-compliance under any Law within the three years preceding the Closing Date. Neither the ownership nor use of the Purchased Assets nor the conduct of the Business conflicts with the rights of any other Person, violates or, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Articles of Incorporation or Bylaws as presently in effect, or any Lien, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any Order to which Seller is a party or by which it or the Purchased Assets may be bound or affected. No consent, qualification, order, approval or authorization of, or filing with, any governmental authority is required in connection with Seller's execution, delivery and performance of this Agreement and the consummation of any transaction contemplated hereby, except where the failure to obtain the same could reasonably be expected not to have a DDA Material Adverse Effect, or except as disclosed on Schedule 4.10. The termination of Seller's Employees employment with Seller will not require that any advance notice of termination or other notice be given to Seller's Employees or any Governmental Body under any state or federal law, including the federal WARN Act and comparable provisions of Maryland law.

     4.11 INSURANCE. Attached hereto as Schedule 4.11 is a list of all policies of fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Business or the Purchased Assets, copies of which have heretofore been delivered to Buyer. Since the Effective Date, Seller has not incurred any losses to its tangible properties in excess of $1,000.

     4.12 EMPLOYEE BENEFITS.

     (a) Schedule 4.12 lists all Employee Plans covering Employees and former employees. Without limiting the generality of the foregoing, Schedule 4.12 sets forth a list and a summary description of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including holiday, vacation, Christmas and other bonus practices, to which Seller is a party or is bound or which relate to the operation of the Business with respect to Employees.

          (b) Except as disclosed on Schedule 4.12, with respect to any Employee or former employee, Seller has no obligation to contribute to (or any other liability with respect to) any funded or unfunded Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or former employees (including their dependents and spouses) except for limited continued medical benefit coverage for former employees, their spouses and their other dependents as required to be provided under COBRA, and Seller is in compliance in all material respects with the continued medical and other welfare benefit coverage requirements of COBRA and all other applicable laws.

          (c) Seller has never maintained, contributed to or had any liability under (or with respect to) any Pension Plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) or any tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), or any non-qualified deferred compensation plan for certain highly compensated or management employees whether or not terminated. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Plan or are reflected as a liability on the books of Seller and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such Employee Plan or accrued in accordance with the past custom and practice of Seller. All premiums or other payments for all periods ending on or before the Effective Date have been paid with respect to each such Employee Plan which is a Welfare Plan.

          (d) Except as disclosed on Schedule 4.12, Seller has, with respect to all current and former Employee Plans (and all related trusts, insurance contracts and funds), at all times complied in all material respects with the applicable requirements of ERISA, the Code, and all other applicable statutes, common law, regulations and regulatory pronouncements, or has, in the exercise of its reasonable judgment, determined that such statutes (including ERISA), common law, regulations and regulatory pronouncements were and are not applicable to Seller. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of
Section 4980B of the Code have been met with respect to each such Employee Plan which is a Welfare Plan. Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Plan. Except as disclosed on Schedule 4.12, Seller has not engaged in nor is it bound to enter into, any transaction with respect to any Employee

Plan which would subject Seller to any material liability due to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of any Employee Plan (and all related trusts, insurance contracts and funds), other than routine claims for benefits, are pending or threatened which could result in a DDA Material Adverse Effect. Except as disclosed on Schedule 4.12, there are not now, nor have there been, any tax-qualified retirement plans sponsored or maintained by Seller for Employees or former employees since January 1, 1975, nor are there any unfunded obligations with respect thereto. Seller has no obligation to contribute to (or any other liability with respect to) any "multi-employer plan," as defined in the Multi-employer Pension Plan Amendments Act of 1980, and Seller has not incurred any current or potential withdrawal or termination liability as a result of a complete or partial withdrawal from any multi-employer plan or the sale of the Purchased Assets. Except as disclosed on Schedule 4.12, each Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under the requirements of Section 401(a) of the Code, the Internal Revenue Service has issued a determination letter to that effect, and such letter remains effective and has not been revoked. No unfulfilled obligation to contribute with respect to an Employee Plan exists with respect to any Employee Plan year ending on or before December 31, 1995, except as shown in Seller's Most Recent Balance Sheet. Except as disclosed on Schedule 4.12, there is no agreement or promise, written or oral, of Seller to the effect that any Employee Plan may not be terminated at Seller's discretion at any time, subject to applicable law.

     4.13 CONTRACTS AND AGREEMENTS. Attached hereto as Schedule 4.13 is a list of all written or oral contracts, commitments, leases, and other agreements (including promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements), which provide for an aggregate annual payment in excess of $25,000, by or to Seller (collectively, the "Contracts"), other than those relating to (i) Excluded Assets and Excluded Liabilities; (ii) leases described in Schedule 4.7; (iii) contracts and licenses described in Schedule 4.9; and (iv) insurance contracts and bonds described in
Schedule 4.11. Seller has delivered to Buyer a correct and complete copy of each written agreement listed on Schedule 4.13 and a written summary of any oral agreement referred to on Schedule 4.13. Each of the Contracts is valid and enforceable in accordance with its terms and in full force and effect and will continue to be legal, valid, binding and enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby (including the assignments and assumptions provided above). Except as disclosed in Schedule 4.13, Seller is not and, to the Knowledge of Seller, no other party thereto is in material default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default) under any of the Contracts except where default could reasonably be expected not to have a DDA Material Adverse Effect, and Seller has not waived any right under any of the Contracts. With respect to the Contracts, no consent, qualification order, approval or authorization of, or filing with, any Person is required in connection with Seller's execution, delivery and performance of this Agreement and the consummation of any transaction contemplated hereby, including the transfer and assignment of the Contracts to Buyer except as disclosed on
Schedule 4.13. To the Knowledge of Seller, no party has repudiated any provision of the Contracts.

     4.14 CLAIMS AND PROCEEDINGS. Except as set forth in Schedule 4.14, there are no actions, suits, legal or administrative proceedings or investigations pending or, to the Knowledge of Seller, threatened, against or relating to Seller, the Purchased Assets, the Business or the transactions contemplated by this Agreement before any Court or quasi judicial or administrative agency of any Governmental Body or before any arbitration. Seller is not subject to any outstanding Order. Neither Shareholders nor Seller's officers or directors have any reason to believe that any action, suit, proceeding, hearing, or investigation may be brought or threatened against Seller.

     4.15 TAXES.

          (a) Except as disclosed on Schedule 4.15, Seller has filed all tax returns that it was required to file. All such tax returns were correct and complete in all material respects. Except as disclosed on Schedule 4.15, all Taxes owed by Seller (whether or not shown on any tax return) have been paid. Except as disclosed on Schedule 4.15, Seller is not the beneficiary of any extension of time within which to file any tax return. Except as disclosed on
Schedule 4.15, no claim has ever been made by an authority in a jurisdiction where Seller does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, stockholder, or other third party.

          (c) Except as disclosed on Schedule 4.15, Seller does not expect any Authority to assess any additional Taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of Seller either (i) claimed or raised by any Authority in writing or (ii) as to which Seller has Knowledge based upon personal contact with any agent of such authority. Schedule 4.15 lists all federal, state, local, and foreign income tax returns, if any, filed with respect to Seller for taxable periods ended on or after December 31, 1994, and indicates those income and sales and use tax returns that have been audited or are currently under audit. Seller has delivered to

Buyer correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since December 31, 1994, all of which were properly prepared and correctly state any taxes due.

          (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     4.16 PERSONNEL. Schedule 4.16 correctly sets forth the names, titles, rates of compensation and hire dates of all Employees as of August 29, 1996.
Schedule 4.16 also summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to or on behalf of such directors, officers and Employees from January 1, 1996 to the date hereof. The employee relations of Seller are good and except as disclosed on Schedule 4.16, there are no pending or, to the Knowledge of Seller, threatened labor disputes or union organization campaigns affecting the Employees. Seller has not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Seller has not committed any unfair labor practice. None of the Employees of Seller is represented by any labor union or organization. Except as disclosed on Schedule 4.16, for the time periods for which they have been or are being compensated by Seller, the Employees have devoted and currently devote all of their full-time and effort to the operations and activities of the Business. Except for the matters disclosed on Schedule 4.10 and Schedule 4.14 (with respect to which Seller reasonably disputes liability), Seller is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. To the Knowledge of Seller, no executive, key employee, or group of Employees has any plans to terminate employment with Seller.

     4.17 BUSINESS RELATIONS. Except as disclosed on Schedule 4.17, (i) except for such matters as would not reasonably be expected to have a DDA Material Adverse Effect, Seller has no Knowledge that any customer will cease to do business on substantially the same terms and at substantially the same levels (considered on an annualized basis as previously conducted with Seller) with Buyer as a result of the consummation of the transactions contemplated hereby;
(ii) no vendor of goods or services has notified Seller of any expected or projected increase in the cost of goods or services provided by such vendor to seller; and (iii) no customer or client of Seller has requested any decrease in the cost of goods or services provided by Seller where such request would reasonably be expected to have a DDA Material Adverse Effect.

     4.18 ACCOUNTS RECEIVABLE. All Receivables included in the Purchased Assets are bona fide and represent amounts validly due for goods sold or services
rendered.   Except as disclosed on Schedule 4.18 hereto: (a) all of such
Receivables are free and clear
of any security interest, lien, encumbrance, or other charge, other than Permitted Liens; (b) to Seller's knowledge without investigation, none of such Receivables is subject to any offsets or claims of offset; and (c) none of the obligors of such Receivables has given notice that it will or may refuse to pay the full amount or any portion thereof or has filed a petition in bankruptcy or is the subject of an involuntary bankruptcy proceeding.

     4.19 BOOKS AND RECORDS. Seller has made available to Buyer the original books of account of Seller or correct and complete copies of such books of account.

     4.20 PRODUCT WARRANTY. No product manufactured, sold, leased, or delivered by Seller is subject to any express guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Copies of the standard terms and conditions of sale or lease for Seller's products have been made available to Buyer.

     4.21 BROKERS. Neither Seller nor any Shareholder has engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     4.22 INTERESTS OF AFFILIATES IN COMPETITORS, SUPPLIERS, CUSTOMERS. Except as disclosed in Schedule 4.22 hereto, neither Seller nor any Affiliate of Seller has any ownership interest in any competitor, supplier, or customer of Seller or any property used in the operation of the business of any competitor, supplier or customer of Seller. Except as disclosed on Schedule 4.22, no Affiliate of Seller has been involved in any business arrangement or relationship with Seller within the past 12 months and none of Seller's Affiliates own any asset, tangible or intangible, which is used or held for use in the conduct or operation of the Business.

     4.23 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS, AND EMPLOYEES; AFFILIATE TRANSACTIONS. Attached hereto as Schedule 4.23 is a list and brief description of the payment terms of all indebtedness on the date hereof of Seller to Seller's Affiliates, Employees and former employees and all indebtedness on the date hereof of Seller's Affiliates, Employees and former employees of Seller to Seller, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of Seller and in the Ordinary Course of Business.

     4.24 UNDISCLOSED LIABILITIES. Except as disclosed in Schedule 4.24, Seller does not have any liabilities (and there is no basis for any present or future action, suit proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to a liability), whether absolute, accrued, contingent or otherwise, except such liabilities (i) which are set forth on the Most Recent Balance Sheet (rather than in any notes thereto), (ii) which have arisen or may arise in the Ordinary Course of Business since the Date of the Most Recent Balance Sheet or (iii) which is specifically set forth in Schedule 4.10 (Compliance with Laws), Schedule 4.14 (Claims and Proceedings) and Schedule 4.24 hereto.

     4.25 BANK ACCOUNTS. Attached hereto as Schedule 4.25 is a list of all banks or other financial institutions with which Seller has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

     4.26 RESERVED.

     4.27 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Seller which will remain in effect after the Closing and affect the Purchased Assets.

     4.28 SECURITIES MATTERS. (a) Neither the Note nor the ABI Shares have been or will be (except in accordance with the Registration Rights Agreement to be entered into among Parent, Seller and such securities the Shareholders) registered under the Securities Act, or under any state securities laws, and such securities are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. Without limiting the generality of the preceding sentence, the Note and the ABI Shares have not been registered under the Maryland Securities Act, Corporations and Associations Article (the "Maryland Securities Act"), Section 11-501, and therefore, may not be resold unless such securities are registered under that section or qualify for an exemption from registration under Section 11-602 of the Maryland Securities Act. Two of the Shareholders are residents of the State of Maryland and the other Shareholder is a resident of Washington, D.C. Shareholders understand that the Buyer and Parent are relying upon the representations herein contained for purposes of applicable "Blue Sky" laws.

     (b) Seller is acquiring the Note and the ABI Shares for its own account, with the present intention of holding such securities for purposes of investment, and not with a view to, or in connection with, the distribution thereof, subject to Seller's right to transfer any portion or all of the ABI Shares to the Shareholders pursuant to Section 3.8 above. Each Shareholder, to the extent that he acquires the ABI Shares as permitted under Section 3.8 above, will acquire the ABI Shares for his own account, for investment purposes, and not with a view to, or in connection with any distribution thereof.

     (c) Seller and each Shareholder is a sophisticated investor with knowledge and experience in business and financial matters and is an Accredited Investor. Seller and each Shareholder have received certain information concerning the ABI Parties and has had the opportunity to obtain such additional information as Seller or such Shareholder desires in order to evaluate the merits and the risks inherent in holding the Note and/or the ABI Shares. Seller and each Shareholder is able to bear the economic risk and lack of liquidity inherent in holding the Note and/or the ABI Shares.

     (d) Neither Seller nor any Shareholder will sell or otherwise distribute the Note or the ABI Shares in violation of the federal securities laws or any applicable state securities laws. Without limiting the generality of the preceding sentence, neither Seller nor any Shareholder will resell the Note or the ABI Shares in the absence of a registration or exemption from registration under the Maryland Securities Act, Corporations and Associations Article,
Section 11-602.

     (e) Seller and each Shareholder is aware of the provisions of Rule 144/145 of the Securities Act.

     (f) Seller and each Shareholder acknowledge that through their due diligence and other reviews of the Parent and the Buyer, they may have acquired material, non-public information. Seller and Shareholders agree that they will not make trades in public securities in violation of applicable state or federal securities laws.

     4.29 PRODUCT LIABILITY. To Seller's Knowledge, Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller.

     4.30 HART-SCOTT-RODINO. Schoch represents and warrants (1) that he is the sole "acquired person" (as defined by 15 U.S.C. (S) 18a(a)) in connection with the sale of the Purchased Assets to Buyer, and that he is the "ultimate parent entity" of Seller pursuant to 16 C.F.R. (S) 801.1; and (2) he (including his spouse and minor children and each entity that he "controls") have annual net sales of less than $10,000,000 and total assets of less than $10,000,000, each as defined by 15 U.S.C. (S) 18a(a) and the rules promulgated thereunder, and therefore he is less than a $10,000,000 "person" under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     4.31 INFORMATION FURNISHED. No representation or warranty made by the Selling Parties in this Agreement, and no exhibit, certificate, schedule, document, list or instrument prepared, made, or delivered, or to be prepared, made, or delivered, by or on behalf of Selling Parties pursuant hereto or in connection with the transaction contemplated by this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     4.32 SOFTWARE WARRANTY. Seller warrants that the software contained in its products meets or exceeds in all material respects industry standards of merchantability for commercial shrink wrap software.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

     Buyer and Parent, jointly and severally, represent and warrant to the Selling Parties as follows:

     5.1 ORGANIZATION AND GOOD STANDING. Each of Buyer and Parent and their subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation and is in good standing as a foreign corporation in each jurisdiction where failure to so qualify or be in good standing has or would be reasonably likely to have an ABI Material Adverse Effect. Each of Buyer and Parent has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Buyer and Parent have previously delivered to Seller true and correct copies of their Certificates of Incorporation and Bylaws, as amended to the date hereof. Buyer's and Parent's Certificates of Incorporation and Bylaws as so delivered are in full force and effect. Each of the Buyer and Parent is qualified to do business as a foreign corporation in each jurisdiction where the nature of their business or the ownership of their assets require such qualification, except where the failure to be so qualified does not and could reasonably be expected not to have an ABI Material Adverse Effect.

     5.2 DUE AUTHORIZATION. The execution, delivery and performance by Buyer and Parent of each of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action on the part of Buyer and Parent, and do not require for their validity any authorization, consent, approval, exemption or other action by any Governmental Body or other person which has not been obtained (except (i) to the extent that such Agreements explicitly contemplate future action, such as the filing of a registration statement, (ii) Blue Sky, and Form D filings which may be timely made after the date hereof and (iii) the filing of a NASDAQ National Market notification form for listing the ABI Shares, which shall be filed promptly after the Closing). This Agreement and the Related Agreements are valid and binding agreements of the Buyer and Parent, enforceable against each of Buyer and Parent in accordance with their respective terms, except as may be required under applicable bankruptcy or other similar laws affecting the rights of creditors generally.

     5.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Parent consists of 75,000,000 shares of ABI Common Stock of which 20,820,160 shares are issued and outstanding. No other classes of capital stock are issued and outstanding. As of the date of this Agreement, options to purchase an aggregate of 1,809,050 shares of ABI Common Stock were outstanding pursuant to the American Business Information, Inc. 1992 Stock Option Plan. Other than as disclosed in or contemplated by this Agreement and the Related Agreements, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Parent obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or obligating Parent to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which Parent is a party with respect to the voting of the capital stock of the Company. All of the outstanding shares of ABI Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     5.4 CONFLICTING AGREEMENTS AND CHARTER PROVISIONS. Except as set forth in Schedule 5.4, none of (a) the execution and delivery of this Agreement by the Buyer and Parent, (b) the fulfillment of or compliance with the terms and provisions hereof by Buyer and Parent or (c) the consummation of any of the transactions contemplated hereby by Buyer and Parent will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in the loss of any right or benefit under or result in any violation of (in each case with or without the giving of notice or the passage of time or both), the Certificates of Incorporation or bylaws of Buyer and Parent or any mortgage, contract, license, order, arbitration award, judgment, decree, statute, law, rule or regulation to which any of Buyer or Parent is a party or they or any of their property is subject, except for such conflicts, breaches, rights of termination, defaults, losses of rights or benefits, or violations which, individually or in the aggregate, could not reasonably be expected to have an ABI Material Adverse Effect.

     5.5 CHANGES SINCE MOST RECENT AUDITED FINANCIAL STATEMENTS. Since the date of the most recent audited financial statement of Parent included in the SEC Reports, there has not been any change, event or occurrence (or to the Knowledge of Buyer or

Parent, any threat thereof), which individually or in the aggregate, has resulted in or could reasonably be expected to result in an ABI Material Adverse Effect.

     5.6 NO BROKERS. Buyer and Parent have not engaged, or caused to be incurred any liability to, any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     5.7 LITIGATION. There is no action, suit, legal or administrative proceeding or investigation pending, or, to the Knowledge of Buyer or Parent, threatened, against Buyer or Parent, their officers, directors or employees, properties, assets or business which would reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement.

     5.8 DEFAULT. No default exists and no event has occurred which with notice, lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture or other agreement or instrument to which Buyer or Parent or any of their subsidiaries is a party or by which it or any of them is bound, except such defaults which would not have an ABI Material Adverse Effect.

     5.9 NO COMPARABLE SECURITIES. Buyer has no outstanding debt obligations "readily tradable on an established securities market" (within the meaning of Regulations Section 15A.453-1(e)(4)) that are of a "comparable character" (within the meaning of Treasury Regulation Section
15A.453-1(e)(4)(ii)) to the Note.

     5.10 SEC FILINGS. (a) Parent has filed all reports and statements with the SEC required to be filed pursuant to the Exchange Act since December 31, 1994, and has made available to Seller copies of all such reports and statements (the "SEC Reports"). To the Knowledge of Parent, the SEC Reports did not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected in subsequently filed SEC Reports.

          (b) The audited consolidated financial statements, together with the notes thereto, of Parent included (or incorporated by reference) in the SEC Reports fairly present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended in accordance with GAAP (except as stated in such financial statements).

     5.11 INFORMATION FURNISHED. No representation or warranty made by Buyer and Parent in this Agreement, and no exhibit, certificate, schedule, document, list or instrument prepared, made, or delivered, or to be prepared, made, or delivered, by or on behalf of Buyer and Parent pursuant hereto or in connection with the transaction contemplated by this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     5.12 AVAILABILITY OF FUNDS. Buyer has available and will have available on dates funds are due sufficient funds to enable it to consummate the transactions contemplated hereby.

     5.13 ABI SHARES. When issued, the ABI Shares will be duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights, and free and clear of all Liens.

     5.14 RELIANCE. Prior to the date hereof, Buyer and Parent have made and conducted a reasonable investigation of the Business. Buyer and Parent are entering into this transaction based upon such investigation and (except for the specific representations, warranties and covenants made by the Selling Parties in Article IV and Article VI) are not relying upon any representation, warranty or covenant of the Selling Parties or any Affiliate thereof or any officer, director, employee, agent or advisor of any of them, nor upon the accuracy of any record, projection or statement made available or given to the Buyer and Parent in the performance of such investigation or otherwise unless Seller or any Shareholder intentionally misrepresents a fact or fraudulently conceals a material fact, in which event, Buyer and Parent shall be conclusively presumed to have relied on such intentional misrepresentation or to have been misled by such fraudulent concealment, as the case may be.

                                   ARTICLE VI
                                OTHER AGREEMENTS

     6.1 REASONABLE BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. As used herein, "Further Assurances" shall mean any deeds, assignments, powers of attorney or other documents which may be reasonably required to transfer ownership of the Purchased Assets to Buyer, to confirm such ownership or facilitate effective recordation thereof, or to put Buyer in actual possession and operating control of the Purchased

Assets. As soon as practicable after any request for Further Assurances made by Buyer at or after the Closing Date, Seller or the Shareholders, or both, shall either execute such Further Assurances and deliver them to Buyer or cause them to be executed and delivered to Buyer (i) without any charge to Buyer and (ii) in proper form for any required recording, filing or registration.

     6.2 ACCESS TO RECORDS AFTER CLOSING. After the Closing Date, Buyer on the one hand and Seller on the other hand agree that they will give, or cause to be given, to the other party, its successors and its representatives, during normal business hours and at the requesting party's expense, such reasonable access to the properties, titles, contracts, books, records, files, personnel, officers, agents, employees, independent auditors, independent auditor's files and documents (but excluding attorney work product or other privileged communications) of Buyer or Seller to the extent such records relate to the Business, including records necessary for calculating the Annual Net Revenue and the Closing Deficit Amount, as is reasonably necessary to allow the requesting party to obtain information in the other party's possession with respect to any claims, demands, audits, suits or matters of a similar nature made by or against the requesting party as the previous or new owner and operator of the Business, as the case may be, and to make copies of such information to the extent reasonably necessary.

     6.3 BULK SALES COMPLIANCE. Buyer hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state, and the Selling Parties severally and not jointly warrant and agree to pay and discharge when due all bona fide claims of creditors of Seller actually made against the ABI Parties or which have been or will be asserted against Buyer and Parent or either of them by reason of such non-compliance to the extent that such liabilities are not included within the Assumed Liabilities under this Agreement. Each Shareholder (severally and not jointly) and Seller hereby indemnifies and agrees to hold harmless from, against and in respect of (and shall on demand reimburse for) any loss, liability, cost or reasonable expense, including reasonable attorneys' fees, suffered or incurred by Buyer and Parent or either of them by reason of the failure of Seller to pay or discharge such claims (other than Assumed Liabilities).

     6.4  CERTAIN EMPLOYEE MATTERS.

          (a) Responsibilities of Seller. Seller shall use its reasonable best efforts to encourage all Employees of the Business to accept Buyer's offer of employment. Seller shall also release such Employees who accept employment with Buyer from any covenant not to compete to which it is a party.

          (b) Buyer's Responsibility. As of the Effective Date, Buyer agrees to offer employment to all Employees of Seller prior to Closing (excluding laid off or previously-terminated or retired employees) on terms and conditions determined by Buyer. From and after the Closing Date, Buyer will provide benefits (or cash compensation in lieu thereof) to the Employees which will, in the aggregate, be no less favorable than those provided by Buyer to its similarly situated employees from time to time. With respect to the Employee Plans and Welfare Plans of Buyer, Buyer shall grant the Employees from and after the Closing Date credit for all service with Seller prior to the Closing Date for all purposes for which such service was recognized by Seller. To the extent Buyer's benefit plans (or any new benefit plans entered into for the Employees) provide medical or dental welfare benefits after the Closing Date, Buyer shall use its reasonable best efforts to cause such plans to waive any pre-existing conditions and actively-at-work exclusions and shall use reasonable best efforts to provide that any expenses incurred on or before the Closing Date shall be taken into account under any Buyer benefit plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.
Nothing in this section shall create any third party beneficiary rights.

     6.5 ALLOCATION OF PURCHASE PRICE. Only for purposes of reporting the transaction reflected by this Agreement on any federal state or other income tax returns, the parties agree that the allocation of the Purchase Price shall be as set forth in the Allocation Memorandum, attached hereto as EXHIBIT F and by this reference incorporated herein. Neither party shall make any claims or treat any items on its respective federal, state or other tax returns in a manner which is inconsistent with the Allocation Memorandum.

     6.6 NAME CHANGE. As promptly as practicable after Closing, Seller shall change its corporate name to a name which does not include, and which is not confusingly similar to, "Digital Directory Assistance", the initials "DDA," or any name listed on Schedule 4.11 (Intellectual Property), it being the intent of Seller and the Shareholders that from and after the Closing the Buyer shall have the sole and exclusive right to conduct business under such name or names and that Buyer will commence doing so at the time of the Closing.

     6.7 SALES, USE, TRANSFER AND OTHER TAXES. Any sales and use taxes and real property transfer taxes imposed on the purchase, sale, use or transfer of any of the Purchased Assets by Seller to Buyer on or prior to the Closing Date shall be paid by Seller.

                                  ARTICLE VII
                             ADDITIONAL COVENANTS

     7.1  NO COMPARABLE SECURITIES; NO MARKET FOR NOTE.
          --------------------------------------------

          (a) During such time as the Note are outstanding, Buyer shall not issue or otherwise have outstanding other obligations (i) "readily tradable on an established securities market" (within the meaning of Regulations section 15A.453-1(e)(4)) that are "of a comparable character" to the Note within the meaning of Regulations Section 15A.453-1(e)(4)(ii)(B); or (ii) that are part of an issue or series of issues with the Note and which are "readily tradeable on an established securities market" within the meaning of Regulations section 15A.453-1(e)(4)(ii)(A).

          (b) Neither Buyer, nor any Affiliate of the Buyer will take or cause to be taken any steps to create a market for the Note either (i) at the time the Note are issued or (ii) at any time subsequent to such issuance.

                                 ARTICLE VIII
                        DOCUMENTS DELIVERED AT CLOSING

     8.1. DOCUMENTS DELIVERED BY THE SELLING PARTIES AT CLOSING. The following documents shall be delivered by the Selling Parties to Buyer at or prior to the
Closing:

     (a) Conveyance Documents. Such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for Buyer (including the Assignment and Assumption Agreement), as are required in order to transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances except for Permitted Liens and those arising from Assumed Liabilities.

     (b) Documents and Records. All contracts, files, documents, data, records and information of Seller relating to the conduct of the Business or the Purchased Assets, all of which may be delivered to Buyer at offices of the Business; provided, however, that customer lists and related information ("Customer Information") shall not be delivered at the Closing and instead shall be delivered within ten days after the Closing. The parties agree that the Customer Information shall be transferred and delivered electronically via telephone lines and will not be transferred or delivered via any tangible medium.

     (c) Employment Agreement. The Employment Agreement, duly executed and delivered by Schoch.

     (d) Non Compete Agreements. The Shareholders Non-Compete Agreements, duly executed and delivered by each Shareholder.

     (e) Escrow Agreement. The Escrow Agreement, duly executed and delivered by the Selling Parties and the Escrow Agent.

     (f) Registration Rights Agreement. The Registration Rights Agreement, duly executed and delivered by the Selling Parties.

     (g) Opinion. Opinion of Whiteford, Taylor & Preston, L.L.P., special counsel to Seller, dated the Closing Date, and substantially in the form attached hereto as EXHIBIT H.

     (h) Secretary's Certificate. A certificate of the Secretary of Seller, in the form attached hereto as EXHIBIT I, together with, among other things, a certified copy of resolutions of Seller's Board of Directors and Shareholders authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

     8.2 DOCUMENTS DELIVERED BY THE ABI PARTIES. The following consideration and documents shall be delivered by Buyer or Parent to the Selling Parties at the Closing:

          (a) Closing Payment. The Closing Payment in cash by wire transfer in accordance with instructions provided by Seller.

          (b)  Note.  The Note, duly executed and delivered by Buyer.

          (c) Assignment and Assumption Agreement. The Assignment and Assumption Agreement duly executed and delivered by Buyer.

          (d) Employment Agreement. The Employment Agreement with Schoch, duly executed and delivered by Buyer.

          (e) Non-Compete Agreements. The Shareholder Non-Compete Agreements duly executed and delivered by Buyer.

          (f) Escrow Agreement. The Escrow Agreement duly executed and delivered by Buyer.

          (g) Registration Rights Agreement. The Registration Rights Agreement, duly executed and delivered by Buyer and Parent.

          (h) Opinion. Opinion of Betterman & Perry, special counsel to Buyer and Parent, dated the Closing Date and substantially in the form attached hereto as EXHIBIT J.

          (i) Opinion. Opinion of Wilson, Sonsini, Goodrich & Rosati, special counsel to Buyer and Parent, dated the Closing Date and substantially in the form attached hereto as EXHIBIT K.

          (j) Secretary's Certificate. A certificate of the Secretary of Buyer and Parent, in the forms attached hereto as EXHIBIT L-1 AND L-2, together with, among other things, a certified copy of resolutions of Buyer's and Parent's Boards of Directors authorizing the execution, delivery and consummation of this Agreement and the transaction contemplated hereby.

                                  ARTICLE IX
                                INDEMNIFICATION

     9.1 INDEMNIFICATION OF BUYER. (a) Notwithstanding the Closing and regardless of any investigation made at any time by or on behalf of the Buyer or Parent or of any information Buyer or Parent may have in respect thereof, the Shareholders (severally and not jointly) and Seller will indemnify, defend and hold harmless Buyer and Parent, their Affiliates and any successors of Buyer and Parent (collectively, the "ABI Indemnified Parties") from and against any and all Losses which any one or more of the ABI Indemnified Parties may sustain, or to which any one or more of the ABI Indemnified Parties may be subjected, arising out of (a) any noncompliance with the provisions of any applicable bulk sales law or regulation, (b) any inaccuracy in any representation or the breach of any warranty by any one or more of the Selling Parties of or under this Agreement or the Related Agreements, (c) any failure by the Selling Parties or any one or more of them to duly perform or observe any term, provision, covenant, agreement or condition in this Agreement or the Related Agreements on the part of the Selling Parties or any one or more of them to be performed or observed, (d) any liability or obligation of the Selling Parties or any one or more of them, other than Assumed Liabilities, arising out of the conduct of Selling Parties or any one or more of them prior to the Closing, whether or not disclosed herein and including, but not limited to, any Excluded Liability and any claim or claims made against Buyer or Parent arising out of liabilities or asserted liabilities of Seller or its Affiliates which may be asserted against Buyer as successors to the Purchased Assets and the Business. All indemnification payments under this Section 9.1 shall be deemed adjustments to the Purchase Price.

     The obligations of Shareholders under this Section shall be several and not joint obligations of each Shareholder, and shall be borne by Shareholders in the following percentages: Claude M. Schoch (90%), Robert N. Snyder (5%) and Philip
E. Hixon (5%). The liability of Shareholders under this Agreement shall be direct and immediate, and shall not be conditioned upon the pursuit or exhaustion of any remedies against Seller or any other party or person.

     9.2 INDEMNIFICATION BY THE ABI PARTIES. Notwithstanding the Closing and regardless of any investigation made at any time by or on behalf of Selling Parties or of any information Selling Parties may have in respect thereof, Buyer and Parent will indemnify, defend and hold harmless the Selling Parties their Affiliates and successors (the "Seller Indemnified Parties") from and against any Losses as defined above which Seller Indemnified Parties may sustain or to which they may be subjected arising out of (a) any inaccuracy in any representation or the breach of any warranty made by Buyer or Parent pursuant to this Agreement, (b) any failure by Buyer or Parent duly to perform or observe any term, provision, covenant, agreement or condition in this Agreement on the part of Buyer or Parent to be performed or observed, (c) any Assumed Liability asserted against the Selling Parties, and (d) any liability or obligation of Buyer or Parent arising out of the conduct of the Business by Buyer or Parent after the Closing (including any liability or obligation arising out of, based upon or resulting from the use by Buyer or its Affiliates of any trade dress developed by Seller).

     9.3  LIMITATIONS ON INDEMNIFICATION.

          (a) Notwithstanding the provisions of Section 9.1(b), the Selling Parties shall have no obligation to indemnify the ABI Indemnified Parties from and against Losses resulting from, arising out of, relating to, in the nature of, or caused by, the breach (or alleged breach) of any representation or warranty of the Selling Parties or any one or more of them (other than the Surviving Seller Representations), until the ABI Indemnified Parties have suffered aggregate Losses by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold, at which point the Selling Parties shall be obligated to indemnify the ABI Indemnified Parties from and against all Losses to the extent such Losses exceed $50,000. The indemnification provisions contained in Section 9.1 and 9.3(a) are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for breach of representation, warranty or covenant; provided, however, that Buyer and Parent acknowledge and agree that the foregoing indemnification provisions in this Section 9.3(a) and Section 9.1(b) shall be the exclusive remedy of the ABI Indemnified Parties for any breach of any representation or warranty of the Selling Parties (other than the Surviving Seller Representations), unless the same set of facts gives rise to a breach of a

Surviving Seller Representation, a purchase price adjustment under Article III or a right of indemnity under Section 9.1(a), (c) or (d) or involve intentional acts of fraud (as opposed to negligent misrepresentation) by the Selling Parties, or any one or more of them, in which event or events, the provisions of this Section 9.3(a) and Section 9.1(b) shall not be exclusive, and the ABI Indemnified Parties shall have the right to make claim under any other provisions of this Agreement or proceed ex contractu at law or in equity based on any available theory including tort and violation of statute.

          (b) Notwithstanding the provisions of Section 9.2(a), Buyer and Parent shall have no obligation to indemnify the Seller Indemnified Parties from and against Losses resulting from, arising out of, relating to, in the nature of, or caused by, the breach (or alleged breach) of any representation or warranty of Buyer or Parent or any one or more of them (other than the Surviving Buyer Representations), until the Seller Indemnified Parties have suffered aggregate Losses by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold, at which point Buyer and Parent shall be obligated to indemnify the Seller Indemnified Parties from and against all Losses to the extent such Losses exceed $50,000. The indemnification provisions contained in
Section 9.2 and 9.3(b) are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for breach of representation, warranty or covenant; provided, however, that the Selling Parties acknowledge and agree that the foregoing indemnification provisions in this Section 9.3(b) and 9.2(a) shall be the exclusive remedy of the Seller Indemnified Parties for any breach of any representation or warranty of Buyer or Parent (other than the Surviving Seller Representations), unless the same set of facts gives rise to a breach of a Surviving Buyer Representation, a right of indemnity under Section 9.2(c) or (d) or involve intentional acts of fraud (as opposed to negligent misrepresentation) by Buyer or Parent, or any one or more of them, in which event or events, the provisions of this Section 9.3(b) and 9.2(a) shall not be exclusive, and the Seller Indemnified Parties shall have the right to make claim under any other provisions of this Agreement or proceed ex contractu at law or in equity based on any available theory including tort and violation of statute.

          (c) In no event shall either Buyer or Parent, on the one hand, or the Selling Parties, on the other hand, be liable for an amount in the aggregate greater than 100% of the Final Purchase Price for all claims made against them under Sections 9.1(b) or 9.2(a), as the case may be.

     9.4 CALCULATION OF LOSSES. For purposes of this Article IX, (a) the amount of any Loss shall be calculated net of insurance proceeds received by the indemnified party in connection with such Loss, (b) the amount of any Loss shall be calculated taking into account any tax benefit or detriment actually realized, on a "with-or-without" basis, by the indemnifying party or the indemnified party as a result of or in connection with either the matter, event or condition giving rise to such Loss and (c) the amount of any Loss, shall be reduced to the extent such Loss reduced the Final Purchase Price under the adjustments provided in Section 3.3.

     9.5 COOPERATION. (a) Notice. The Selling Parties and the ABI Parties will each give prompt written notice to the other of any assertion, claim or demand which the ABI Parties or the Selling Parties discover or of which notice is received after the Closing and which might give rise to a claim by the ABI Parties against the Selling Parties under Section 9.1 hereof, or by the Selling Parties against the ABI Parties under Section 9.2 hereof, stating in reasonable detail the nature, basis and amount thereof; provided, however, the failure to give such notice shall not affect any claim for indemnification thereunder unless such failure to give notice materially and adversely affects the indemnifying party's ability to defend against such assertion, claim or demand.

          (b) Claims. In case of any claim by a third party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Section 9.1 or Section 9.2 hereof, the indemnifying party shall be entitled to participate therein, and, to the extent desired, to assume the defense thereof, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred (but shall remain liable for such costs and expenses previously incurred after notice of the claim to the indemnifying party) by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless the indemnifying party does not actually assume the defense thereof following notice of such election or unless the indemnified party has defenses available to it that are different than, or in conflict with, those available to the indemnifying party. The ABI Parties and the Selling Parties each shall make available to the other and their attorneys and accountants, at all reasonable times, all books and records relating to such suit, claim or proceeding, and the ABI Parties and the Selling Parties will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, claim or proceeding. The ABI Parties and Seller will not make any settlement of any claim which might give rise to liability of the indemnifying party under Section 9.1 or Section 9.2 hereof without the consent of the other, which consent shall not be unreasonably withheld. If the indemnifying party shall desire and be able to effect a monetary compromise or settlement of any such claim solely for money damages which settlement or monetary compromise shall fully and finally relieve the indemnified party of any liability in connection with such cause of action and claim and the indemnified party shall refuse to consent to or participate in such compromise or settlement (to the extent it relates to money damages), then the liability of the indemnifying party to the indemnified party with respect to settlement of such claim shall be limited to the amount so offered in compromise or settlement and the

Indemnifying Party shall have no continuing liability for attorney fees or litigation expenses of the Indemnified Party or obligation to defend the Indemnified Party thereafter if it pays over the amount of such indemnification to the Indemnified Party.

          (c)  Control of Defense: Exceptions. Notwithstanding the provisions of
Section 9.3(b): (i) the indemnified party will be entitled to participate in the defense of any claim and to employ counsel of its choice for such purpose at its own expense (provided that the indemnifying party will bear the reasonable fees and expenses of such separate counsel for the indemnified party incurred after notice of the claim to the indemnifying party and prior to the date upon which the indemnifying party effectively assumes control of such defense), and (ii) at the option of the indemnified party, the indemnifying party will not be entitled to assume control of the defense of any such claim, and will pay (in addition to any other Losses for which the indemnifying party may be responsible) 50% of the reasonable fees and expenses of legal counsel retained by the indemnified party (not to exceed the amount of any monetary claims by the third party in any case involving claims for monetary damages), if:

               (A) the indemnified party reasonably believes that an adverse determination of such proceeding could be materially detrimental to or could materially injure the indemnified party's reputation or future business prospects; or

               (B) the indemnified party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the indemnified party and the indemnifying party in such proceeding.

     9.6 SURRENDER OF ABI SHARES. Any Selling Party may, at its or his election, satisfy any obligation to indemnify any ABI Indemnified Party for a Loss under Section 9.1(b) by surrendering that number of ABI Shares having an aggregate fair market value equal to such Loss. For purposes of this Section 9.6, the "fair market value" of ABI Shares shall be the average of the closing price of ABI Common Stock for the five trading days immediately preceding the date such shares are surrendered.

                                   ARTICLE X
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     10.1 SEVERAL LIABILITY. Each statement, representation, warranty, indemnity, covenant and agreement made by the Selling Parties in this Agreement and in any document, Schedule, certificate or other instrument delivered by or on behalf of the Selling Parties pursuant to this Agreement or in connection herewith shall be deemed to be the several (and not joint) statement, representation, warranty, indemnity, covenant and agreement of the Selling Parties.

     10.2 SURVIVAL. Except as otherwise set forth in this Section 10.2, the representations and warranties made in this Agreement shall survive the Closing until the second anniversary of the Closing Date and shall thereupon expire together with any right to indemnification for breach thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty shall have been given prior to such date to the party which made such representation or warranty, in which case such representation and warranty shall survive, to the extent of such claim only, until such claim is resolved). Notwithstanding any other provision hereof, the representations and warranties of the Selling Parties contained in Section 4.1 (Organization and Good Standing), Section 4.2 (Subsidiaries), Section 4.3 (Due Authorization), Section
4.6 (a) (Personal Property), Section 4.9 (a) (Intellectual Property), Section
4.15 (Taxes), Section 4.21 (Brokers), Section 4.28 (Securities Matters), and
Section 4.30 (Hart-Scott-Rodino) (collectively, the "Surviving Seller Representations") and the representations and warranties of Buyer and Parent contained in Section 5.1 (Organization and Good Standing), Section 5.2 (Due Authorization), Section 5.6 (No Brokers), Section 5.13 (ABI Shares), and Section
5.14 (Reliance) (collectively, the "Surviving Buyer Representations") shall survive the Closing until the expiration of the applicable statute of limitations. The covenants and agreements contained in this Agreement to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with at or after the Closing (other than the covenant and agreement to indemnify against certain breaches of representations and warranties, which shall expire as set forth in the first sentence of this Section 10.2) shall survive the Closing until the expiration of the applicable statute of limitations.


                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1 MODIFICATIONS; WAIVER. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all Parties hereto. No party shall waive any right under this Agreement unless such waiver is in writing and signed by the party waiving such right. No failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, mailed by certified mail, return receipt requested, or via Federal Express or similar overnight courier service, or by facsimile with receipt confirmed. Such notices or other communications shall be sent to the following addresses, or, if to the Shareholders, at the addresses set forth alongside their names on the signature pages hereto, unless other addresses are subsequently specified in writing:

           If to the ABI Parties, to:
           -------------------------

           American Business Information Marketing, Inc.
           5711 South 86th Circle, Box 27347
           Omaha, NE 68127
           Attention:   Vinod Gupta
                        Jon Wellman
           Telecopy:  (402) 339-0265
           Telephone: (402) 596-8900

          With copies to:
          --------------

          American Business Information, Inc.
          5711 South 86th Circle, Box 27347
          Omaha, NE 68127
          Attention:   Vinod Gupta
                       Jon Wellman
          Telecopy:  (402) 339-0265
          Telephone: (402) 596-8900

          and

          W. Patrick Betterman
          Betterman & Perry
          Suite 302
          444 Regency Pkwy.
          Omaha, NE. 68114
          Telecopy:  (402) 393-8645
          Telephone: (402) 393-8600

          If to the Selling Parties, to:
          -----------------------------

          Digital Directory Assistance, Inc.
          c/o Claude M. Schoch
          7134 River Road
          Bethesda, MD  20817
          Telephone:  (301) 229-9086

          and

          Claude M. Schoch
          7134 River Road
          Bethesda, MD  20817
          Telephone: (301) 229-9086

          and

          Robert N. Snyder
          c/o Cambridge Information Group
          7200 Wisconsin Avenue
          Bethesda, MD  20814

          Telecopy:  (301) 961-6720
          Telephone:  (301) 961-6710

          and

          Philip E. Hixon
          c/o Cambridge Information Group
          7200 Wisconsin Avenue
          Bethesda, MD  20814
          Telecopy:  (301) 961-6720
          Telephone:  (301) 961-6710

          With copies to:
          --------------

          Fried, Frank, Harris, Shriver & Jacobson
          1001 Pennsylvania Avenue, Suite 800
          Washington, D.C.  20004-2505
          Attention:  Andrew P. Varney, Esq.
          Telecopy:  (202) 639-7003
          Telephone:  (202) 639-7032

     11.3 COUNTERPARTS; DELIVERY. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument. Delivery of this Agreement may be made by facsimile transmission by any party of an executed signature page to be affixed to the Agreement, with originals of such signature page(s) to follow by courier.

     11.4 EXPENSES. Each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein.

     11.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the ABI Parties and the Selling Parties, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement may not be assigned by Seller or Shareholders without the prior written consent of the ABI Parties, or by the ABI Parties without the prior written consent of Seller, and any such assignment shall be void and of no force or effect; provided, however, that no such consent shall be required of the ABI Parties to assign part or all of their rights and obligations under this Agreement to one or more of their Affiliates, but no such assignment by the ABI Parties of their rights and obligations hereunder shall relieve the

ABI Parties of any of their obligations under this Agreement or be made if any Selling Party would incur any additional taxes, costs or expenses as a result of such assignment.

     11.6 ENTIRE AND SOLE AGREEMENT. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements (including, but not limited to, any letter of intent executed by the parties), representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

     11.7 GOVERNING LAW. This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the substantive laws of the State of Maryland, without giving effect to conflicts of law.

     11.8 SEVERABILITY. Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or other provisions of this Agreement in any other jurisdiction.

     11.9 PUBLIC ANNOUNCEMENTS. The Selling Parties shall obtain the ABI Parties' written consent before making, and the ABI Parties shall obtain Seller's written consent before making, any public announcements with respect to this Agreement, any related agreement or the transactions contemplated hereunder or thereunder, unless such public announcement is required under applicable laws.

     11.10 CONFIDENTIALITY. Seller, Shareholders and their collective representatives shall forever treat confidentially all information concerning the terms and conditions of this Agreement, all related agreements, and of the transactions contemplated hereunder or thereunder (collectively, "Confidential Information"); provided, however, that Confidential Information shall not include information which is or becomes generally known to the public not as a result of any breach of this provision by Seller, Shareholders or their representatives. Seller's, Shareholders' and their representatives' obligation to treat the Confidential Information confidentially shall not apply to the extent that Seller, Shareholders or their representatives shall be required to disclose any such information in connection with an investigation or legal proceeding where the failure to disclose such information could result in liability for contempt or other censure or penalty; provided, however, that Seller, Shareholders and their representatives shall notify the ABI Parties as soon as possible and in any event prior to such disclosure and shall cooperate with the ABI Parties in the event that the ABI Parties elect to legally contest such disclosure.

     11.11  REMEDIES CUMULATIVE.  The remedies of the parties under Article
IX of this Agreement are cumulative and, except as otherwise provided in Section 9.3, shall not exclude any other remedies to which any party may be lawfully entitled.

     11.12 FURTHER ASSURANCES. From time to time after the Closing, at the request of the ABI Parties or Seller but without further consideration, Seller or the ABI Parties will each execute and deliver such other instruments of conveyance, assignment, assumption, transfer, and delivery and take such other action as the ABI Parties or Seller reasonably may request in order to consummate the transactions contemplated hereby.

     11.13 HEADINGS. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

     11.14 CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself drafted same. It is hereby agreed that representatives of both parties have participated in the preparation hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.


                                       PARENT:

                                       AMERICAN BUSINESS INFORMATION, INC.


                                       By:--------------------------------------
                                       Name:  Jon H. Wellman
                                       Title:  Vice President


                                       BUYER:

                                       AMERICAN BUSINESS INFORMATION MARKETING,
                                       INC.


                                       By:--------------------------------------
                                       Name:  Jon H. Wellman
                                       Title:  Vice President


                                       SELLER:

                                       DIGITAL DIRECTORY ASSISTANCE, INC.


                                       By:--------------------------------------
                                       Name:  Claude M. Schoch
                                       Title:  President

                                       SHAREHOLDERS:



                                       -----------------------------------------
                                       CLAUDE M. SCHOCH



                                       -----------------------------------------
                                       ROBERT N. SNYDER



                                       -----------------------------------------
                                       PHILIP E. HIXON